UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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APPLIED INDUSTRIAL TECHNOLOGIES, INC.

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1 APPLIED PLAZA

CLEVELAND, OHIO 44115

(216) 426-4000

www.applied.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, October 27, 2015

10:00 a.m. Eastern Time

Dear Shareholder:

We are pleased to invite you to the 2015 annual meeting of the shareholders of Applied Industrial Technologies, Inc. The meeting will be at our headquarters, 1 Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio, 44115 on Tuesday, October 27, 2015, at 10:00 a.m. Eastern Time. The meeting will be held for the following purposes:

1.	To elect three directors;

2.	To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers as disclosed in the attached proxy statement;

3.	To approve the 2015 Long-Term Performance Plan; and

4.	To ratify the Audit Committee’s appointment of independent auditors for the fiscal year ending June 30, 2016.

Shareholders of record at the close of business on August 28, 2015, are entitled to vote at the meeting. The transfer books will not be closed. A list of shareholders as of the record date will be available for examination at the meeting.

The attached proxy statement describes the business of the meeting and provides information about our corporate governance.

Fred D. Bauer

Vice President-General Counsel

& Secretary

September 11, 2015

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE, VIA THE INTERNET, OR BY EXECUTING AND RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. VOTING EARLY WILL HELP AVOID ADDITIONAL SOLICITATION COSTS.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on October 27, 2015.

The Proxy Statement and 2015 Annual Report to Shareholders are available at

www.applied.com/proxy

PROXY STATEMENT

INTRODUCTION AND VOTING INFORMATION

In this statement, “we,” “our,” “us,” and “Applied” refer to Applied Industrial Technologies, Inc., an Ohio corporation. Our common stock, without par value, is listed on the New York Stock Exchange with the ticker symbol “AIT.”

What is the proxy statement’s purpose?

The proxy statement summarizes information you need to vote at our 2015 annual meeting of shareholders to be held on Tuesday, October 27, 2015, at 10:00 a.m. Eastern Time, at our headquarters, and any adjournment of that meeting. We are sending the proxy statement to you because Applied’s Board of Directors is soliciting your proxy to vote your shares at the meeting. The proxy statement and accompanying proxy card are being sent to record date shareholders on or about September 11, 2015.

On what matters are shareholders voting?

1.	To elect three directors;

2.	To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers as disclosed in the proxy statement;

3.	To approve the 2015 Long-Term Performance Plan; and

4.	To ratify the Audit Committee’s appointment of independent auditors for the fiscal year ending June 30, 2016.

Who may vote and what constitutes a quorum at the meeting?

Only shareholders of record at the close of business on August 28, 2015, may vote. As of that date, there were 39,626,869 outstanding shares of Applied common stock, without par value. The holders of a majority of those shares will constitute a quorum. A quorum is necessary for valid action to be taken at the meeting.

We have no class or series of shares outstanding other than our common stock.

How many votes do I have?

Each shareholder is entitled to one vote per share.

How do I vote?

The answer depends on whether you hold shares directly in your name, or through a broker, trustee, or other nominee, such as a bank.

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Shareholder of record. If your shares are registered in your name with our registrar, Computershare Trust Company, N.A., you are the shareholder of record and these proxy materials have been sent directly to you. You may vote in person at the meeting. You may also grant us your proxy to vote your shares by telephone, via the Internet, or by mailing your signed proxy card in the postage-paid envelope provided. The card provides voting instructions.

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Beneficial owner. If your shares are held in a brokerage account, by a trustee, or by another nominee, then that other person is considered the shareholder of record. We sent these proxy materials to that person, and they have been forwarded to you with a voting instructions card. As the shares’ beneficial owner, you may direct your broker, trustee, or other nominee how to vote, and you are also invited to attend the meeting. Please refer to the information your broker, trustee, or other nominee provided to see what voting options are available to you.

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Beneficial owner of shares held in Applied’s Retirement Savings Plan. If you own shares in this company plan, you may provide the plan’s trustee with instructions on how to vote your shares by telephone, via the Internet, or by mailing in your signed voting instructions card.

Votes submitted by telephone or online for shares held in the Retirement Savings Plan must be received by Thursday, October 22, 2015; votes by telephone or online for other shares must be received by Monday, October 26, 2015.

If you attend the meeting and vote in person, a ballot will be available when you arrive. If, however, your shares are held in the name of your broker, trustee, or other nominee, you must bring a valid proxy from that party giving you the right to vote the shares.

What if I don’t indicate my voting choices?

If Applied receives your proxy in time to use at the meeting, your shares will be voted according to your instructions. If you have not indicated otherwise on the proxy, your shares will be voted as the Board of Directors recommends on the matters identified above. In addition, the proxies will vote your shares according to their judgment on other matters properly brought before the meeting.

What effect do abstentions and broker non-votes have?

Brokers holding shares for beneficial owners must vote the shares according to the owners’ instructions. If instructions are not received, then brokers may vote the shares at their discretion, except if New York Stock Exchange (“NYSE”) rules preclude brokers from exercising discretion relative to a specific type of proposal – this results in a “broker non-vote.”

Abstentions and broker non-votes will affect voting at the meeting as follows:

•	Item 1. Broker non-votes will not impact the vote’s outcome because, pursuant to Ohio law, the properly nominated candidates receiving the greatest number of votes will be elected.

•	Item 2. Approval of the company’s executive compensation requires that more votes be cast for than against the proposal. Abstentions and broker non-votes will not affect the outcome.

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Item 3. The affirmative vote of a majority of the votes cast at the meeting is required to approve Item 3. In determining votes cast on the item, abstentions and broker non-votes will not count as votes cast and, accordingly, will not affect the outcome.

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Item 4. The affirmative vote of a majority of the votes cast at the meeting is required to approve Item 4. In determining votes cast on the item, abstentions will not count as votes cast and, accordingly, will not affect the outcome. Brokers have discretionary authority to vote on Item 4, so there will be no broker non-votes on that item.

What happens if a director candidate receives less than a majority of the votes cast?

Applied has a majority voting policy applicable to uncontested director elections. If a nominee receives a greater number of votes “withheld” than votes “for” his or her election, then promptly following certification of the shareholder vote the nominee shall submit, in writing, to the Board’s Chairman, his or her resignation as a director. The Chairman shall promptly communicate the submission to the Board’s Corporate Governance Committee. Notwithstanding the resignation, the Corporate Governance Committee may recommend to the Board that the nominee be asked to serve as a director for his or her term of election and under such arrangements as are approved by the committee. If the committee fails to make such a recommendation within 30 days following certification of the shareholder vote, or if the committee earlier determines to accept the resignation, the director’s resignation shall be effective as of that date. If the Corporate Governance Committee recommends the director be asked to serve his or her term notwithstanding the majority withheld vote, the Board shall act promptly (and in any event, within 90 days following certification of the shareholder vote) on the recommendation.

Additional information about the policy is included in Applied’s Board of Directors Governance Principles and Practices, available via hyperlink from the investor relations area of Applied’s website at www.applied.com.

What does it mean if I receive multiple sets of proxy materials?

Receiving multiple sets usually means your shares are held in different names or different accounts. Please respond to all of the proxy solicitation requests to ensure your shares are voted.

May I revoke my proxy?

You may revoke your proxy before it is voted at the meeting by notifying Applied’s Secretary in writing, voting a second time by telephone or via the Internet, returning a later-dated proxy card, or voting in person. Your presence at the meeting will not by itself revoke the proxy.

Who pays the costs of soliciting proxies?

Applied pays these costs. We will also pay the standard charges and expenses of brokers or other nominees for forwarding these materials to, and obtaining proxies from, beneficial owners. Directors, officers, and other employees, acting on our behalf, may solicit proxies. We have also retained Morrow & Co., LLC, at an estimated fee of $7,500 plus expenses, to aid in soliciting proxies from brokers and institutional holders. In addition to using the mail, proxies may be solicited personally and by telephone, facsimile, or other electronic means.

Who counts the votes?

Computershare Trust Company, N.A., will be the inspector of election and tabulate votes.

ITEM 1 — ELECTION OF DIRECTORS

Applied’s Code of Regulations divides our Board into three classes. The directors in each class are elected for three-year terms so that the term of one class expires at each annual meeting. At the 2015 annual meeting, the shareholders will elect directors for a three-year term expiring in 2018 or until their successors have been elected and qualified. Pursuant to Ohio law, the properly nominated candidates receiving the greatest number of votes will be elected.

The Corporate Governance Committee recommended, and the Board nominated, three incumbents for election as directors: Peter A. Dorsman, Vincent K. Petrella, and Dr. Jerry Sue Thornton. They were most recently elected at the 2012 annual meeting and their terms expire this year. The Board renominated them following the Corporate Governance Committee’s review and evaluation of their performance. J. Michael Moore, a member of the same class, will retire at the annual meeting. The Board currently intends to reduce its size to nine directors following his retirement. Directors serving for terms expiring in 2016 and 2017 will continue in office.

The proxies named on the proxy card accompanying the materials sent to shareholders of record intend to vote for the three nominees unless authority is withheld. If a nominee becomes unavailable to serve, the proxies will have authority to vote for any other person or persons who may be properly nominated and/or to reduce the number of directors. We are not aware of an existing circumstance that would cause a nominee to be unavailable to serve.

The Board of Directors recommends you vote FOR the director nominees.

Below is background information about the nominees and the continuing directors. Unless otherwise stated, the individuals have held the positions indicated for at least the last five years. We also include a summary of reasons our Board concluded that the respective director or nominee should serve as a director, in light of our business and governance structure. The summaries are not comprehensive, but describe the primary experiences, attributes, and skills that the Board believes qualify the individuals to continue as directors. In addition to the qualifications referred to below, we believe each individual has a reputation for integrity, honesty, and high ethical standards, and has demonstrated strong business judgment.

Nominees for Election as Directors with Terms Expiring in 2018

Peter A. Dorsman

Director since 2002, member of Corporate Governance and Executive Organization & Compensation Committees

Business Experience. Mr. Dorsman, age 60, retired from NCR Corporation (NYSE: NCR) in April 2014. NCR is a global technology company providing assisted and self-service solutions and comprehensive support services that address the needs of retail, financial, hospitality, technology, and telecommunication organizations throughout the world. As Executive Vice President, Services since July 2012, Mr. Dorsman led NCR Services, a leading global provider of outsourced and managed service offerings. He was also responsible for customer experience, continuous improvement, and quality throughout NCR, serving as Chief Quality Officer during this period. He served as NCR’s Executive Vice President, Industry Solutions Group and Global Operations from November 2011 to July 2012, and, before then, Senior Vice President, Global Operations.

Qualifications. Mr. Dorsman has broad experience in marketing, sales, strategy, and operations. At NCR, a $6 billion dollar company, he led 11,000 service professionals serving customers in over 90 countries. He also led NCR’s efforts to provide consistent, world-class service delivery, products, and solutions. With his diverse background and expertise, he contributes insights about many aspects of our business operations and initiatives.

Vincent K. Petrella

Director since 2012, member of Audit and Executive Committees

Business Experience. Mr. Petrella, age 55, is Executive Vice President, Chief Financial Officer and Treasurer of Lincoln Electric Holdings, Inc. (NASDAQ: LECO). Lincoln Electric engages in the design, manufacture, and sale of welding, cutting, and brazing products worldwide.

Qualifications. As one of Lincoln Electric’s top executives, Mr. Petrella has helped lead the company’s global expansion over the last decade. His leadership and operating experience, and his knowledge of industrial distribution in North America and abroad, make him a key contributor to discussions about Applied’s strategy. In addition, Mr. Petrella’s finance and accounting background (before joining Lincoln Electric he was a Certified Public Accountant with an international public accounting firm) and his service as Chief Financial Officer for a multi-billion dollar public company make him a valued member of the Board and chairman of the Audit Committee.

Dr. Jerry Sue Thornton

Director since 1994, member of Audit and Corporate Governance Committees

Business Experience. Dr. Thornton, age 68, retired in June 2013 after serving as President of Cuyahoga Community College, the largest multi-campus community college in Ohio, for more than 20 years. Upon her retirement, Cuyahoga Community College honored her with the title of President Emeritus.

Other Directorships in Previous 5 Years. Barnes & Noble Education, Inc. (NYSE: BNED; since 2015); FirstEnergy Corp. (NYSE: FE; since 2015), RPM, Inc. (NYSE: RPM), American Greetings Corporation (formerly NYSE: AM; until 2013)

Qualifications. Dr. Thornton is a preeminent educator with significant experience in career training. Our workforce is our most important resource, and her background and skills help the Board monitor Applied’s efforts to maximize our associates’ potential. Having served as Cuyahoga Community College’s longtime President, overseeing a budget of over $330 million, she also contributes broad general management skills to Applied’s Board. In addition, Dr. Thornton has extensive service as a director of other NYSE-listed companies, including participation on numerous key board committees.

Continuing Directors with Terms Expiring in 2016

L. Thomas Hiltz

Director since 1981, member of Corporate Governance and Executive Committees

Business Experience. Mr. Hiltz, age 69, is an attorney in Covington, Kentucky and is one of five trustees of the H.C.S. Foundation, a charitable trust which has sole voting and dispositive power with respect to 500,000 shares (as of June 30, 2015) of Applied stock.

Qualifications. Mr. Hiltz’s background as a practicing lawyer and fiduciary includes diverse experience with business transactions, including mergers and acquisitions, and board governance. In addition to service as a director of Great American Financial Resources, Inc., a public company prior to its acquisition by American Financial Group, Inc., he has served as a director of numerous private companies, some with significant minority shareholder bases, and led those boards in overseeing large corporate transactions. Mr. Hiltz also is the Board’s longest-serving member, contributing to its deliberations an institutional memory stretching back several generations of executive teams.

Edith Kelly-Green

Director since 2002, member of Audit and Corporate Governance Committees

Business Experience. Until retiring in 2003, Ms. Kelly-Green, age 62, was Vice President and Chief Sourcing Officer of FedEx Express, the world’s largest express transportation company and a subsidiary of FedEx Corporation (NYSE: FDX).

Qualifications. Ms. Kelly-Green has significant procurement and logistics experience from her service with FedEx Express, where she was successful in designing and enhancing the company’s extensive internal supply chain processes. Because Applied is a distributor, the processes of buying, inventorying, and transporting products are critical to our business. In addition, her career began in the field of accounting as a Certified Public Accountant with an international public accounting firm and she served as Vice President-Internal Audit with FedEx Corporation. Ms. Kelly-Green’s skills and background in these areas make her well-suited for our company and Board.

Dan P. Komnenovich

Director since 2012, member of Audit and Corporate Governance Committees

Business Experience. Mr. Komnenovich, age 63, was President and Chief Executive Officer of Aviall, Inc. from 2010 until his retirement in August 2013. Aviall, a wholly owned subsidiary of The Boeing Company (NYSE: BA), is one of the world’s largest providers of new aviation parts and related aftermarket operations. It also provides maintenance for aviation batteries, wheels, and brakes, as well as hose assembly, kitting, and paint-mixing services, and offers a complete set of supply chain and logistics services, including order processing, stocking and fulfillment, automated inventory management, and reverse logistics to OEMs and customers. From 2000 until 2010, he was Aviall’s Executive Vice President and Chief Operating Officer.

Qualifications. Mr. Komnenovich led a global multi-billion dollar distribution company which grew significantly during his service as a senior executive. He brings to our Board extensive experience with distribution sales, marketing, operations, supply chain management, and logistics. Earlier in his career, Mr. Komnenovich was a Certified Public Accountant and served in finance and accounting roles with various companies.

Continuing Directors with Terms Expiring in 2017

John F. Meier

Director since 2005, member of Executive Organization & Compensation Committee

Business Experience. Until his retirement in 2011, Mr. Meier, age 67, was Chairman and Chief Executive Officer of Libbey Inc. (NYSE Amex: LBY), a leading supplier of glass tableware products in the U.S., Canada, and Mexico, in addition to supplying to other key international markets. From December 2011 through October 2014 he served as Applied’s Board Chairman.

Other Directorships in Previous 5 Years. Cooper Tire & Rubber Company (NYSE: CTB), Libbey Inc. (until 2011)

Qualifications. Mr. Meier served as Libbey’s Chairman and Chief Executive Officer for 18 years, leading the company through significant business acquisitions and international expansion. He brings to the Board broad general management and marketing experience, including considerable experience working with distributors in markets throughout the world. He also contributes knowledge and skills acquired through service on other public company boards.

Neil A. Schrimsher

Director since 2011, member of Executive Committee

Business Experience. Mr. Schrimsher, age 51, joined Applied as our Chief Executive Officer in October 2011 and was also elected President in August 2013. From 2010 to August 2011, Mr. Schrimsher was Executive Vice President of Cooper Industries plc (formerly NYSE: CBE), a global electrical products manufacturer, where he led Cooper’s Electrical Products Group and headed numerous domestic and international growth initiatives. He was President of Cooper Lighting, Inc. throughout the period from 2006 to December 2010.

Other Directorship in Previous 5 Years. Patterson Companies, Inc. (NASDAQ: PDCO; since 2014)

Qualifications. Mr. Schrimsher is the only Applied executive to serve on the Board. Since joining Applied, he has acquired a deep understanding of the company’s businesses, markets, and competitive landscape. From his prior employment, Mr. Schrimsher has brought to Applied and its Board broad leadership experience, including management of worldwide operations, distribution management, strategic planning and analysis, manufacturing, engineering, supply chain management, and sourcing.

Peter C. Wallace

Director since 2005, Board Chairman since October 2014, member of Executive Organization & Compensation and Executive Committees

Business Experience. Mr. Wallace, age 61, was elected Chief Executive Officer of Gardner Denver, Inc. in June 2014. Gardner Denver is a privately owned worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps, and blowers for various industrial, medical, environmental, transportation, and process applications, pumps used in the petroleum and industrial market segments, and other fluid transfer equipment. Prior to joining Gardner Denver, Mr. Wallace was President and Chief Executive Officer, and a director, of Robbins & Myers, Inc. (formerly NYSE: RBN), from 2004 until it was acquired in February 2013 by National Oilwell Varco, Inc. Robbins & Myers was a leading designer, manufacturer, and marketer of highly engineered, application-critical equipment and systems for energy, chemical, pharmaceutical, and industrial markets worldwide.

Other Directorships in Previous 5 Years. Rogers Corporation (NYSE: ROG), Robbins & Myers, Inc. (until 2013), Parker Drilling Company (NYSE: PKD; from 2013 to 2014)

Qualifications. Mr. Wallace has a wide and varied background as a senior executive in global industrial equipment manufacturing. He brings to the Board the perspective of someone familiar with all facets of worldwide business operations, including the experience of leading a NYSE-listed company. Mr. Wallace’s career includes positions with global responsibilities for equipment manufacturers with product lines that Applied (and others) represented as a distributor in the fluid power and power transmission component fields. In those roles, he developed significant knowledge about Applied’s industry, including the dynamics of the relationships between industrial product manufacturers and their distributors. These experiences and knowledge, along with his service on other NYSE-listed company boards, enhance Mr. Wallace’s contributions and value to our Board.

CORPORATE GOVERNANCE

Corporate Governance Documents

Applied’s Internet address is www.applied.com. The following corporate governance documents are available free of charge via hyperlink from the website’s investor relations area:

•	Code of Business Ethics,

•	Board of Directors Governance Principles and Practices,

•	Director Independence Standards, and

•	Charters for the Audit, Corporate Governance, and Executive Organization & Compensation Committees of our Board.

Director Independence

Under the NYSE corporate governance listing standards, a majority of Applied’s directors must satisfy the NYSE criteria for independence. In addition to having to satisfy stated minimum requirements, no director qualifies under the standards unless the Board affirmatively determines the director has no material relationship with Applied. In assessing a relationship’s materiality, the Board has adopted categorical standards, which may be found via hyperlink from our website’s investor relations area.

The Board has determined that all directors other than Mr. Schrimsher, our President & Chief Executive Officer, meet these independence standards.

Director Attendance at Meetings

During the fiscal year ended June 30, 2015, the Board held five meetings. Each director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served.

Applied expects directors to attend the annual meeting of shareholders, just as they are expected to attend Board meetings. All the directors attended last year’s annual meeting.

Meetings of Non-Management Directors

At the Board’s regular meetings, the non-management directors meet in executive sessions without management. Mr. Wallace, the Board’s independent Chairman, calls and presides at the sessions. On the independent directors’ behalf, the Chairman provides feedback to management from the sessions, collaborates with management in developing Board meeting schedules and agendas, and performs other duties as determined by the Board or the Corporate Governance Committee.

Board Leadership Structure

The Board periodically evaluates its leadership structure under circumstances existing at the time. In fiscal 2012, the Board concluded it would be in the best interests of Applied and its shareholders to separate the positions of Chairman of the Board and Chief Executive Officer and to have an independent director serve as Chairman. Mr. Wallace currently serves as Chairman.

The Board believes its current leadership structure best serves the Board’s oversight of management, the Board’s carrying out of its responsibilities on the shareholders’ behalf, and Applied’s overall corporate governance. The Board also believes the separation of the roles allows the Chief Executive Officer to focus his efforts on operating and managing the company.

Committees

The Board’s Audit, Corporate Governance, and Executive Organization & Compensation Committees are composed solely of independent directors, as defined in NYSE listing standards and Applied’s categorical standards, and, in the case of the Audit Committee, under federal securities laws.

The committee members’ names and number of meetings held in fiscal 2015 follow:

Audit Committee (5 meetings) Vincent K. Petrella, Chair Edith Kelly-Green Dan P. Komnenovich Dr. Jerry Sue Thornton	Corporate Governance Committee (4 meetings) L. Thomas Hiltz, Chair Peter A. Dorsman Edith Kelly-Green Dan P. Komnenovich Dr. Jerry Sue Thornton	Executive Organization & Compensation Committee (5 meetings) Peter C. Wallace, Chair Peter A. Dorsman John F. Meier J. Michael Moore

We describe the committees below. Their charters, posted via hyperlink from the investor relations area of Applied’s website, contain more detailed descriptions. The Board also has a standing Executive Committee which, during intervals between Board meetings and subject to the Board’s control and direction, possesses and may exercise the Board’s powers. The Executive Committee, whose members include the Chairman, the Chief Executive Officer, and the committee chairs, did not meet in fiscal 2015.

Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibility with respect to the integrity of Applied’s accounting, auditing, and reporting processes. The committee appoints, determines the compensation of, evaluates, and oversees the work of the independent auditor, reviews the auditor’s independence, and approves non-audit work to be performed by the auditor. The committee also reviews, with management and the auditor, annual and quarterly financial statements, the scope of the independent and internal audit programs, audit results, and the adequacy of Applied’s internal accounting and financial controls.

The Board has determined that each Audit Committee member is independent for purposes of section 10A of the Securities Exchange Act of 1934 and that Mr. Petrella, Ms. Kelly-Green, and Mr. Komnenovich are “audit committee financial experts,” as defined in Item 407(d)(5) of Securities and Exchange Commission (“SEC”) Regulation S-K.

The Audit Committee’s report is on page 48 of this proxy statement.

Corporate Governance Committee. The Corporate Governance Committee assists the Board by reviewing and evaluating potential director nominees, Board and CEO performance, Board governance, director compensation, compliance with laws, public policy matters, and other issues. The committee also administers long-term incentive awards to directors under the 2011 Long-Term Performance Plan.

Executive Organization & Compensation Committee. The Executive Organization & Compensation Committee monitors and oversees Applied’s management succession planning and leadership development processes, nominates candidates for the slate of officers to be elected by the Board, and reviews, evaluates, and approves executive officers’ compensation and benefits. The committee also administers incentive awards to executives under the 2011 Long-Term Performance Plan, including the annual Management Incentive Plan. Pay Governance LLC serves as the committee’s independent executive compensation consultant.

In approving executive officers’ compensation and benefits, the committee bases its decisions on a number of considerations, including the following: the committee’s own reasoned judgment; peer group and market survey information; recommendations provided by the independent consultant; and recommendations from Applied’s Chief Executive Officer as to the other executive officers’ compensation and benefits.

For more information on the committee, please read, beginning on page 14, the “Compensation Discussion and Analysis” portion of this proxy statement.

Board’s Role in Risk Oversight

Risk is inherent in every enterprise, and Applied faces many risks of varying size and intensity. While management is responsible for day-to-day management of those risks, the Board, as a whole and through its committees, oversees and monitors risk management. In this role, the Board is responsible for determining that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that robust communication with management is essential for risk management oversight. Senior management attends quarterly Board meetings and responds to directors’ questions or concerns about risk management and other matters. At these meetings, management regularly presents to the Board on strategic matters involving our operations, and the directors and management engage in dialogue about the company’s strategies, challenges, risks, and opportunities. The non-management directors also meet regularly in executive session without management to discuss a variety of topics, including risk.

While the Board is ultimately responsible for risk oversight, the committees assist the Board in fulfilling its responsibility in the areas described below, with each committee chair presenting reports to the Board regarding the committee’s deliberations and actions.

•	The Audit Committee assists with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements.

•	The Executive Organization & Compensation Committee assists with respect to management of risks related to executive succession and arising from our executive compensation policies and programs.

•

The Corporate Governance Committee assists with respect to management of risks associated with Board organization and membership, and other corporate governance matters, as well as company culture and ethical compliance.

We have assessed the risks arising from Applied’s compensation policies and practices for employees, including the executive officers. The findings were reviewed with the Executive Organization & Compensation Committee. Based on the assessment, we believe our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on Applied.

Communications with Board of Directors

Shareholders and other interested parties may communicate with a director by writing to that individual c/o Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115. In addition, they may contact the non-management directors or key Board committees by e-mail, anonymously if desired, through a form located in the investor relations area of Applied’s website at www.applied.com. The Board has instructed Applied’s Secretary to review these communications and to exercise judgment not to forward correspondence such as routine business inquiries and complaints, business solicitations, and frivolous communications.

Director Nominations

In identifying and evaluating director candidates, the Corporate Governance Committee first considers Applied’s developing needs and desired characteristics of a new director, as determined from time to time by the committee. The committee then considers various candidate attributes, including the following: business, strategic, and financial skills; independence, integrity, and time availability; diversity of gender, race, and other personal characteristics; and overall experience in the context of the Board’s needs. From time to time, the committee engages a professional search firm, to which it pays a fee, to assist in identifying and evaluating potential nominees.

The committee will also consider qualified director candidates recommended by shareholders. Shareholders can submit recommendations by writing to Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115. For consideration by the committee in the annual director nominating process, shareholders must submit recommendations at least 120 days prior to the anniversary of the date on which our proxy statement was released to shareholders in connection with the previous year’s annual meeting. Shareholders must include appropriate detail regarding the shareholder’s identity and the candidate’s business, professional, and educational background, diversity considerations, and independence. The committee does not intend to evaluate candidates proposed by shareholders differently than other candidates.

Transactions with Related Persons

Applied’s Code of Business Ethics expresses the principle that situations presenting a conflict of interest must be avoided. In furtherance of this principle, the Board has adopted a written policy, administered by the Corporate Governance Committee, for the review and approval, or ratification, of transactions with related persons.

The related party transaction policy applies to a proposed transaction in which Applied is a participant, the aggregate amount involved exceeds $50,000 in a fiscal year, and a director, executive officer or significant shareholder, or an immediate family member of such a person, has a direct or indirect material interest. The policy provides that the Corporate

Governance Committee will consider, among other things, whether the transaction is on terms no less favorable than those provided to unaffiliated third parties under similar circumstances, and the extent of the related person’s interest. No director may participate in discussion or approval of a transaction for which he or she is a related person.

DIRECTOR COMPENSATION

Only non-employee directors receive compensation for service as directors. Mr. Schrimsher, our President & Chief Executive Officer, does not receive additional compensation for serving as a director.

Compensation Review

The Corporate Governance Committee reviews director compensation annually. The committee seeks to provide competitive compensation to assist with director retention and recruitment. If the committee believes a change is warranted to remain competitive considering the size and nature of our business, then the committee makes a recommendation to the Board of Directors.

The committee bases its recommendations on a number of considerations including market survey data, advice from outside experts, and the committee’s own reasoned judgment. In general, the committee targets median director compensation levels for comparably sized companies in similar industries, considering also the time commitments required of directors. A majority of the directors must approve a change.

Management assists the committee by preparing and presenting analyses at its request, but does not play a role in determining or recommending the amount or form of director compensation.

Components of Compensation Program

In 2015, after considering the recommendations of the Corporate Governance Committee, the Board updated the director compensation program, largely eliminating meeting fees and raising retainers. The changes took effect January 1, 2015.

The program’s primary components follow:

•	Quarterly Retainers.

Position	Quarterly Retainer ($)
Each Non-Employee Director	20,000
Board Chairman	Additional 7,500
Audit Committee Chair	Additional 3,750
Corporate Governance Committee Chair	Additional 1,875
Executive Org. & Comp. Committee Chair	Additional 2,500

•

Meeting Fees. Directors are not paid meeting fees for the first 17 meetings, including actions taken by unanimous written consent, attended each calendar year. For each meeting attended beyond the 17, directors earn (i) $1,500 for the first Board or committee meeting attended per day, and $500 for each additional meeting attended on the same day, up to a maximum of $2,500 per day, and (ii) $500 for an action taken by unanimous written consent. Directors may be similarly compensated if they attend other meetings or telephone conferences at the request of the Chairman or a committee chair.

•

Long-Term Incentives. Annually, the Corporate Governance Committee considers long-term incentive awards to directors. In 2015, the committee awarded each director 3,114 stock options and 927 restricted shares under the 2011 Long-Term Performance Plan. The stock options’ exercise price is the closing market price for Applied stock on the grant date. Options are exercisable immediately and expire on the tenth anniversary of the grant date. Restricted shares vest one year after the grant date, subject to conditions as to forfeiture and acceleration of vesting.

•

Deferred Compensation Plan for Non-Employee Directors. Pursuant to this plan, a director could defer payment of future retainer and meeting fees. Deferred compensation was deemed invested, at a director’s option, in Applied stock and/or a money market fund, which earns interest at the prevailing market rate. Applied transferred the amount deferred, in either cash or treasury shares (depending on the option chosen), to a grantor trust.

Effective with calendar 2015, no new deferrals are accepted. For calendar 2014, however, two directors deferred all or a portion of their retainer and meeting fees and elected to invest the funds in Applied stock.

In general, distribution of a plan account commences in the manner — lump sum or up to 10 annual installments —and at the time designated in the director’s election form. The plan prohibits accelerating distributions.

•

Other Benefits. Applied reimburses directors for travel expenses for attending meetings, as well as for attending director education seminars and conferences. The directors also participate in our travel accident insurance plan. Contributory health care coverage, through a third-party plan, is available to directors who joined the Board before 2011; no directors currently participate.

Stock Ownership Guideline

Applied expects each non-employee director to own, within five years after joining the Board, Applied shares valued at a minimum of five times the annual retainer fees, or $400,000. Directors may hold the shares directly or indirectly, including shares deemed invested in the Deferred Compensation Plan for Non-Employee Directors, but not including unexercised stock options. At June 30, 2015, each director, except two who joined the Board in 2012, owned shares valued in excess of the $400,000 guideline.

Director Compensation — Fiscal Year 2015

The following table shows information about non-employee director compensation in 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Thomas A. Commes (3)	33,000	0	0	0	33,000
Peter A. Dorsman	73,000	37,683	37,312	0	147,995
L. Thomas Hiltz	80,500	37,683	37,312	0	155,495
Edith Kelly-Green	73,000	37,683	37,312	0	147,995
Dan P. Komnenovich	73,000	37,683	37,312	0	147,995
John F. Meier	88,000	37,683	37,312	0	162,995
J. Michael Moore	73,500	37,683	37,312	0	148,495
Vincent K. Petrella	83,750	37,683	37,312	0	158,745
Dr. Jerry Sue Thornton	70,500	37,683	37,312	0	145,495
Peter C. Wallace	97,250	37,683	37,312	0	172,245

(1)	At June 30, 2015, each current non-employee director held 927 restricted shares. These shares will vest in January 2016. Applied pays dividends on restricted stock at the same rate paid to all shareholders and the directors hold voting rights for the shares. The amounts in the table represent the aggregate grant date fair value of the 2015 awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”).

(2)	At June 30, 2015, the current directors held the corresponding numbers of stock options: Mr. Dorsman — 22,431; Mr. Hiltz — 33,223; Ms. Kelly-Green — 33,223; Mr. Komnenovich — 9,510; Mr. Meier — 33,223; Mr. Moore — 23,994; Mr. Petrella — 9,510; Dr. Thornton — 33,223; and Mr. Wallace — 25,213. In 2015, the Corporate Governance Committee awarded 3,114 stock options to each non-employee director. The amounts in the table represent the aggregate grant date fair value of the 2015 awards computed in accordance with FASB ASC Topic 718.

(3)	Mr. Commes retired from the Board in October 2014.

HOLDINGS OF MAJOR SHAREHOLDERS, OFFICERS, AND DIRECTORS

The following table shows beneficial ownership of Applied common stock, at June 30, 2015, by (i) persons believed by us to own beneficially more than 5% of Applied’s outstanding shares, based on our review of SEC filings, (ii) all directors and nominees, (iii) the named executive officers included in the Summary Compensation Table on page 26, and (iv) all directors, nominees, and executive officers (at June 30, 2015) as a group. Mr. Will separated from service with Applied in February 2015.

Name of Beneficial Owner	Shares Beneficially Owned on June 30, 2015 (1)	Percent of Class (%) (2)
Royce & Associates, LLC 745 Fifth Avenue, New York, New York 10151	4,395,966 (3)	11.0
BlackRock, Inc. 55 East 52nd Street, New York, New York 10022	3,549,729 (4)	8.9
The Vanguard Group, Inc. P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600	2,709,296 (5)	6.8
Neuberger Berman Group LLC 605 Third Avenue, New York, New York 10158	2,421,472 (6)	6.1
Applied Industrial Technologies, Inc. Retirement Savings Plan c/o Wells Fargo Bank, N.A., 901 Marquette Avenue, Suite 500, Minneapolis, Minnesota 55402	2,080,812 (7)	5.2
Todd A. Barlett	56,884 (8)
Fred D. Bauer	131,726
Peter A. Dorsman	60,520
Mark O. Eisele	236,948
L. Thomas Hiltz	571,503 (9)	1.4
Edith Kelly-Green	67,230
Dan P. Komnenovich	18,616
Kurt W. Loring	7,529
John F. Meier	60,170
J. Michael Moore	86,500
Vincent K. Petrella	16,127
Neil A. Schrimsher	181,003
Dr. Jerry Sue Thornton	90,229
Peter C. Wallace	56,246
Carl E. Will	0
All Directors, Nominees, and Executive Officers as a Group (15 Individuals)	1,683,410 (10)	4.2

(1)	We determined beneficial ownership in accordance with SEC rules; however, the holders may disclaim beneficial ownership. Except as otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares. The directors’ and named executive officers’ totals include shares that could be acquired within 60 days after June 30, 2015, by exercising vested stock options and stock-settled stock appreciation rights (“SARs”): Mr. Barlett — 33,275; Mr. Bauer —57,425; Mr. Dorsman — 22,431; Mr. Eisele — 82,025; Mr. Hiltz — 33,223; Ms. Kelly-Green —33,223; Mr. Komnenovich — 9,510; Mr. Loring — 7,475; Mr. Meier — 33,223; Mr. Moore — 23,994; Mr. Petrella — 9,510; Mr. Schrimsher —133,375; Dr. Thornton — 33,223; and Mr. Wallace — 25,213; and Mr. Will — 0. The totals also include shares held in nonqualified deferred compensation plan accounts for which the beneficial owner has voting, but not dispositive power: Mr. Barlett — 10,513; Mr. Dorsman — 34,711; Mr. Eisele — 7,380; Ms. Kelly-Green — 4,395; Mr. Meier — 9,271; Mr. Moore — 27,910; Dr. Thornton — 8,082; and Mr. Wallace — 15,599. Each non-employee director’s total also includes 927 restricted shares, for which the director has voting but not dispositive power. The executive officers’ totals do not include unvested restricted stock unit holdings.

(2)	Does not show percent of class if less than 1%.

(3)	Royce & Associates, LLC, reported its ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 10, 2015.

(4)	BlackRock, Inc. reported its ownership, including shares beneficially owned by affiliated entities, in a Schedule 13G filed with the SEC on January 22, 2015, indicating it had sole voting power for 3,451,202 shares and no voting power for the remaining shares.

(5)	The Vanguard Group, Inc. reported its ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 13, 2015, indicating it had sole voting and dispositive power for 3,100 shares, sole voting and shared dispositive power for 50,603 shares, no voting but sole dispositive power for 2,654,393 shares, and shared voting and shared dispositive power for 1,200 shares.

(6)	Neuberger Berman Group LLC reported its ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on July 31, 2015, indicating it had sole voting and shared dispositive power for 2,401,760 shares, and no voting but shared dispositive power for 19,712 shares.

(7)	The trustee of the Applied Industrial Technologies, Inc. Retirement Savings Plan, a tax-qualified defined contribution plan with an Internal Revenue Code section 401(k) feature, holds shares for the benefit of plan participants. Participants may vote shares allocated to their accounts and also vote on a pro rata basis, as named fiduciaries, plan shares for which no voting instructions are received.

(8)	Includes 100 shares owned by Mr. Barlett’s wife, who has sole voting and dispositive power.

(9)	Includes 500,000 shares held by the H.C.S. Foundation, a charitable trust of which Mr. Hiltz is one of five trustees, with sole voting and dispositive power. Pursuant to a Schedule 13D filed by the H.C.S. Foundation in 1989, the trustees, including Mr. Hiltz, disclaimed beneficial ownership.

(10)	Includes 550,225 shares that could be acquired by the individuals within 60 days after June 30, 2015, by exercising vested stock options and SARs. In determining ownership percentage, these stock option and SAR shares are added to both the denominator and the numerator. Also includes 32,068 shares held by Applied’s Retirement Savings Plan for the executive officers’ benefit; these shares are included too in the figure shown for the plan’s holdings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis section provides details about the compensation program for Applied’s executive officers. It describes the company’s compensation philosophy and objectives, roles and responsibilities in making compensation decisions, the components of compensation, and the reasons for compensation adjustments, incentive payments, and long-term incentive grants made in fiscal year 2015.

It focuses in particular on 2015 compensation arrangements for the following executive officers (the “named executive officers”):

•	Neil A. Schrimsher, President & Chief Executive Officer
•	Mark O. Eisele, Vice President-Chief Financial Officer & Treasurer
•	Fred D. Bauer, Vice President-General Counsel & Secretary
•	Todd A. Barlett, Vice President-Acquisitions and Global Business Development
•	Kurt W. Loring, Vice President-Chief Human Resources Officer (joined Applied in July 2014)
•	Carl E. Will, former Chief Commercial Officer (separated from service with Applied in February 2015)

This discussion and analysis should be read in conjunction with the Summary Compensation Table on page 26 and the additional tables and narrative disclosure that follow it.

Unless otherwise noted, references to years in the “Executive Compensation” section of this proxy statement mean Applied’s fiscal years ending on June 30.

Highlights of Compensation-Related Developments

The Board’s Executive Organization & Compensation Committee (the “Committee”) seeks to align overall compensation with performance in order to maximize Applied’s long-term shareholder return. With this objective, in 2015, focusing on the primary pay elements, the Committee took the following actions:

•

Base salary and annual incentive pay. After considering competitive market data and subjective factors, the Committee made routine annual adjustments to the executive officers’ base salaries and annual incentive target values.

•

Long-term incentives. Emphasizing performance in Applied’s incentive plans, the Committee awarded approximately half of each executive officer’s targeted long-term incentive value in performance shares, tied to key company performance metrics. Stock-settled stock appreciation rights (“SARs”) and restricted stock units (“RSUs”) each represented about one-quarter of the targeted long-term incentive value. Accordingly, all long-term incentive awards were equity-based.

Goal-setting is critical to aligning incentive pay with performance, and Applied’s 2015 incentive payouts reflect the Committee’s discipline in this regard. Most goals set by the Committee at the beginning of the fiscal year, based on management’s business plan, were higher than the results for 2014. However, with challenges presented in the second half of the year by decelerating industrial market demand, declines in oil and gas markets, and foreign exchange headwinds, company operating performance fell short of 2015 goals, as shown below:

	2015 Actual	2015 Goal	2014
Sales	$2.75 billion	—	$2.46 billion
Net Income	$115.5 million	$124.9 million	$112.8 million
Earnings Before Interest, Tax, Depreciation, and Amortization (“EBITDA”)	$228.6 million	$246.7 million	$194.2 million
Cash Provided by Operating Activities	$154.5 million	$157.7 million	$110.1 million
After-Tax Return on Assets (“ROA”)	7.9%	8.6%	10.2%

As a result, and despite improved performance versus 2014 by most measures, the executive officers earned annual incentive pay at 79.5% of individual target values. In addition, shares banked for 2015 under each of the performance share programs were below target values.

We believe that our compensation decisions, as described in the Compensation Discussion and Analysis, reflect a balanced and responsible pay approach. We also value shareholder opinion and, in performing its duties, the Committee considers the outcome of the annual advisory vote to approve the named executive officers’ compensation. This vote is intended to provide an overall assessment of our executive compensation program rather than to focus on specific compensation items. We are pleased to have earned the shareholders’ affirmation in 2014, with greater than 98% of the shares cast voting in favor. With this strong support, the Committee maintained the pay program’s general structure for 2015.

Compensation Philosophy and Objectives

As with our overall business, Applied’s primary goal in compensating our executive officers is maximizing long-term shareholder return. In pursuing this goal, we seek to design and to maintain a program that will accomplish the following:

•	Attract and retain qualified and motivated executives by providing compensation that, at target performance, is competitive with our industry peers,
•	Incent executives to achieve goals, and to take appropriate risks, consistent with Applied’s business strategies, and
•	Reward executives for results they influence that contribute to long-term shareholder value.

Applied is an industrial distributor in a mature market, with many companies offering the same or substantially similar products and services. In this environment, attracting and retaining talented key employees is critical to success. For this reason, while we aim to design the executive compensation program to support the successful execution of our strategy, we also examine our program’s competitiveness with other distributors’ programs. In addition, we consider trends and practices outside the industry to understand best practices and their potential implications for Applied.

Applied believes it is important for executives to focus on both short-term and long-term performance to maximize shareholder return. Accordingly, we provide annual and long-term incentive plans designed to align executives’ interests with shareholders’.

Roles and Responsibilities

Executive Organization & Compensation Committee. The Committee is composed of independent directors and is responsible for the executive compensation program’s design and implementation. The Committee’s duties include the following:

•	Setting compensation components and levels for the Chief Executive Officer and the other executive officers,
•	Overseeing Applied’s executive compensation and benefit plans, including approving incentive awards, and
•	Approving incentive plan goals that use performance metrics and evaluating performance to determine whether goals have been achieved.

The Committee routinely receives tally sheets displaying updated data with respect to material components of each executive’s compensation and benefits, and share retention analyses. These help the Committee make decisions with respect to each component in the context of total compensation.

Independent Compensation Consultant. Pay Governance LLC serves as the Committee’s independent compensation consultant, assisting the Committee in the following:

•	Establishing the executive compensation program’s components,
•	Analyzing the program’s competitiveness, and
•	Setting executive officers’ annual target compensation levels, overall and by pay component.

Pay Governance is engaged by and reports directly to the Committee. The firm’s representative directly interacts with the Committee chair between meetings and participates in meetings and performs assignments as requested. He also communicates with management to obtain information for completing assignments for the Committee. The firm submits its invoices to the Committee chair for approval and payment by Applied.

Except for a high-level director compensation review project for the Board’s Corporate Governance Committee, Pay Governance performed no other work for Applied during the year and received no other compensation from Applied outside its engagement by the Committee. The Committee concluded, following a review of existing facts and circumstances, including factors specified in the NYSE’s listing standards, that Pay Governance and its representative are independent from Applied’s management and directors.

Management. While the Committee is responsible for the program’s design and implementation, management assists the Committee in several ways.

Key executives attend portions of Committee meetings at its invitation. They prepare and present analyses at the Committee’s request, and regularly report on Applied’s performance. Our Chief Executive Officer also reports on the other executive officers’ individual performance and offers recommendations regarding their pay. The Committee sets the executive officers’ pay in executive session without management present.

Management assists the Committee’s consultant by providing compensation data and other input and helping the consultant understand Applied’s organizational structure, business plans, goals, and performance, and the competitive landscape. Management does not have its own executive compensation consultant.

Executive Compensation Program Overview

Structure. The compensation program for executive officers includes the following components:

•	Base salary,
•	Annual incentives,
•	Long-term incentives,
•	Qualified, nonqualified, and welfare plan benefits, and
•	Change in control and termination benefits.

Base salary, annual incentives, and long-term incentives are the primary components. The Committee sets base salaries to be competitive with market medians for similar positions in peer distribution companies. Annual incentive pay rewards the achievement of annual earnings and cash flow goals, and incorporates an assessment of individual performance. Longer-term financial goals (including EBITDA and ROA), stock price appreciation, and executive retention are promoted through long-term incentive awards including performance shares, SARs, and RSUs. Target annual and long-term incentives aim to reflect market median practices of peers in order to deliver total target compensation in line with the medians of distribution peers. Actual incentive pay depends in large part on how Applied performs relative to its target performance goals and how its stock price performs in response. As a result, actual compensation from annual and long-term incentives can vary significantly based on the company’s financial and stock price performance.

Applied’s compensation practices reflect a pay-for-performance philosophy. A majority of the named executive officers’ compensation is “at risk” and tied to company-wide performance. Moreover, incentive pay generally makes up a greater share of the overall opportunity for executives in more senior positions.

Applied also believes programs leading to equity ownership help align executives’ interests with shareholders’. However, the long-term incentive program is structured to avoid excessive dilution, with annual share utilization targeted below 1% of shares outstanding — in fact, below 0.75% in each of the last three fiscal years. The Committee periodically reviews share utilization in relation to market practices.

The Committee generally determines each executive officer’s base salary, annual incentive target compensation (expressed as a percentage of base salary), and long-term incentive target compensation independently from the other primary components of compensation. Nevertheless, the Committee also reviews data regarding total target cash compensation (salary plus annual incentive target compensation) and total target compensation (salary plus annual incentive target compensation plus long-term incentive target compensation) and considers the information contextually, with the company’s pay philosophy and desired pay position, when evaluating each component.

The result is a mix among base salary, annual incentive target compensation, and long-term incentive target compensation, as well as between cash and equity-based incentives, that is competitive with market practices.

The charts below show the percentage allocation (rounded) of opportunities provided in 2015 to Mr. Schrimsher and the other named executive officers in the forms of base salary, annual incentive target opportunity, and long-term incentive target opportunity (awarded in equity-based instruments).

Mr. Schrimsher, our Chief Executive Officer, earns a higher salary than the other officers, but his overall compensation is more heavily weighted toward incentive pay, particularly long-term incentives. This distinction is appropriate considering his responsibility and influence over Applied’s performance and is typical among companies in the peer group described below.

Competitive Pay Review in 2015. To help evaluate Applied’s executive compensation, the Committee created a peer group of distribution companies, primarily industrial distributors, believing this group reflects the company’s principal market for senior executives. Distributor comparisons provide the Committee insight into executive pay and benefits at companies in similar market environments.

With assistance from Pay Governance, the Committee selected 15 companies with calendar year 2013 sales ranging from $990 million to $7.5 billion, and median sales of $2.6 billion, compared with Applied’s sales of $2.5 billion. Each peer group company disclosed compensation for top officers in SEC filings. Management did not participate in selecting the companies.

The companies were the same as those in the previous year’s peer group, except for Metals USA Holdings Corp., which had been acquired and whose executive pay data was no longer publicly available.

The 2015 peer group (the “Peer Group”) included the following companies:

AAR Corp. A. M. Castle & Co. Airgas, Inc. Anixter International Inc. DXP Enterprises, Inc.	2015 Peer Group Fastenal Company H&E Equipment Services, Inc. Kaman Corporation LKQ Corporation MSC Industrial Direct Co., Inc.	Olympic Steel, Inc. Park-Ohio Holdings Corp. ScanSource, Inc. WESCO International, Inc. Watsco, Inc.

After the Peer Group was selected, Pay Governance prepared a compensation review and assessment, analyzing the competitiveness of Applied’s Chief Executive Officer’s target compensation relative to comparable Peer Group data. Pay Governance did not analyze Peer Group data for other officer positions in 2015 (although it did so in 2014), but reported on broader compensation trends in the market to assist the Committee in evaluating target pay levels.

The study identified Peer Group pay for each position at the 25th, 50th, and 75th percentile levels. The 50th percentile is referred to here as the “market median” and represents Applied’s target pay objective.

Beyond the Peer Group data, Pay Governance presented other CEO pay data from broad multi-industry surveys, produced by several leading compensation consulting firms. The Committee requested this supplemental data as a secondary resource to help confirm the reliability of the Peer Group data.

Pay Governance analyzed CEO base salary, annual incentive target compensation, total cash target compensation (base salary plus annual incentive target compensation), long-term incentive target compensation, and total direct target compensation (total cash target compensation plus long-term incentive target compensation).

Using Pay Governance’s study, the Committee evaluated each primary compensation component. In most years, including 2015, the Committee seeks to compensate executives near the market median if Applied’s performance targets are met. Sustained performance below target levels should result in realized total compensation below market medians, and performance that exceeds target levels should result in realized total compensation above market medians.

However, market medians and the ranges around them only represent beginning reference points; the Committee also uses its subjective judgment to adjust targeted compensation to reflect factors such as individual performance and skills, long-term potential, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

Components of Compensation

Base Salary. The Committee observes a general policy that base salaries for executive officers who have been in their positions for at least three years and are meeting performance expectations should be near the market median for comparable positions. As with all pay components, however, the Committee, using its subjective judgment, sets salaries higher or lower to reward individual performance and skills and other considerations such as those mentioned above.

In 2015, after considering the Peer Group data for the CEO position, executive pay trends in the broader market, and the more subjective factors referenced above, the Committee adjusted upward the base salaries for the named executive officers by 3-5%. The Committee’s actions maintained the officers’ competitive pay positions and reflected a discipline of managing base salaries within the framework of Applied’s pay philosophy and competitive data.

Annual Incentives. With the annual Management Incentive Plan, the Committee seeks to reward the executive officers, in cash, for achieving fiscal year goals. In general, the Committee seeks to pay total cash compensation near the market median when Applied meets its performance goals, and to pay substantially above (or below) the median when Applied substantially exceeds (or falls short of) its goals.

At the beginning of the fiscal year, after the Board reviews Applied’s annual business plan as prepared and presented by management, the Committee develops objective performance goals and targets for the year’s Management Incentive Plan. The Committee considers the market outlook and the business plan, along with the available opportunities and attendant risks.

For the 2015 plan, consistent with recent years, the Committee adopted goals tied to the following performance measures, which it considers to be key indicators of shareholder value creation:

•	Net income — bottom-line profitability; and
•	Cash provided by operating activities — a cash-based measure of company performance.

The Committee sets goals it believes are attainable, but that require executives to perform at a consistently high level to achieve target award values. As illustrated in the table below, target and maximum incentive objectives for 2015 represented significant improvements over 2014 results:

Net Income (weighted 75%)	Under $106.17 million	$106.17 million	$124.90 million	$156.13 million
% of Prorated Portion of Target Award	0%	50%	100%	200%
% Change Compared with 2014 Result	—	(5.9)%	10.7%	38.4%

Cash Provided by Operating Activities (weighted 25%)	Under $134.05 million	$134.05 million	$157.70 million	$197.13 million
% of Prorated Portion of Target Award	0%	50%	100%	200%
% Change Compared with 2014 Result	—	21.7%	43.2%	79.0%

As shown above, 2015 payouts could have ranged from 0% to 200% of the executive officers’ target award values. The Committee established this range, consistent with prior years, after considering Pay Governance’s guidance as to market practices. Payouts for each performance measure were to be prorated on a straight-line basis for results falling between the threshold 50%, 100%, and maximum 200% payout levels. In addition, except for Mr. Schrimsher, individual payouts were further subject to positive or negative adjustment, up to 20%, based on the Committee’s subjective evaluation of individual performance.

The Committee assigns an annual incentive target, expressed as a percentage of salary, to each executive officer. The Committee assigned target percentages for 2015 to approximate market practices, as shown in Pay Governance’s review. The named executive officers’ target percentages remained the same as in 2014, except that Mr. Barlett’s was increased by five percentage points. The 2015 targets for the named executive officers eligible for a payout at year-end follow:

Name	Base Salary ($)	Incentive Target (%)	Target Award Value ($)
N. Schrimsher	820,000	100	820,000
M. Eisele	451,500	65	293,475
F. Bauer	388,000	53	205,640
T. Barlett	336,000	55	184,800
K. Loring	310,000	55	170,500
As a result of Applied’s 2015 performance, the Management Incentive Plan payout formula was as follows:
Goal	2015 Achievement	% Change Compared with 2014	Payout as % of Prorated Portion of Target Award
Net Income (weighted 75%)	$115.48 million	2.4%	74.9%
Cash Provided by Operating Activities (weighted 25%)	$154.54 million	40.4%	93.3%
			Overall Payout as % of Target Award: 79.5%

Management Incentive Plan payouts in 2014 and 2013, as a percentage of the target awards, were 57.8% and 77.5%, respectively. Payouts for the named executive officers are shown in the Summary Compensation Table’s “Non-Equity Incentive Plan Compensation” column, at page 26.

Long-Term Incentives. The Committee makes long-term incentive awards to the executive officers annually under the 2011 Long-Term Performance Plan. The plan seeks to reward executives for achieving long-term goals and authorizes incentive awards in a variety of forms. The Committee typically makes awards near the beginning of the year, after reviewing the previous fiscal year’s financial results.

As with the other primary compensation components, the Committee sets the awards’ value after reviewing the independent consultant’s target compensation study. In most years, the Committee seeks to provide awards with a targeted value near the market median for equivalent positions, with variation to reward individual performance and skills, as well as to reflect factors such as long-term potential, responsibility, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

The Committee uses long-term incentive awards for purposes of motivation, alignment with long-term company goals, and executive retention. The Committee intends to pay total long-term compensation near the market median when Applied meets its goals and above when Applied exceeds its goals. If goals are not met, then long-term compensation should fall below the market median.

Pay Governance’s 2015 study indicated Mr. Schrimsher’s annual long-term incentive target value was well below competitive norms. With this background, and after considering the more subjective factors referenced above, the Committee increased his long-term incentive target value by approximately 15% and approved modest adjustments (3-5%) for the other officers.

Emphasizing performance, the Committee awarded the executives’ long-term incentive target value approximately one-half in three-year stock-settled performance shares, one-quarter in SARs, and one-quarter in RSUs. The Committee believes this combination appropriately balances the vehicles’ distinct purposes. The awards also reflect the Committee’s subjective judgment that long-term incentive earnings should be paid in shares.

In determining numbers of performance shares to be targeted and SARs and RSUs to be awarded, the Committee values Applied’s shares based on data provided by Pay Governance. In order to reduce the impact of short-term stock price volatility, the valuation methodology uses the average closing share price for 90 days prior to the grant date. The Grants of Plan-Based Awards table on page 28 shows the threshold, target, and maximum payouts for the performance shares, as well as the number of SARs and RSUs awarded to the named executive officers.

The following paragraphs describe the three types of long-term incentive awards made in 2015, as well as performance for the year under outstanding performance share programs:

•	Stock Appreciation Rights.

The value of these awards depends on Applied’s stock price growth; until Applied performs in a manner that is recognized by the stock market and create gains for all shareholders, SARs have no value to executives. The base stock price is the market closing price on the grant date. SARs have a ten-year term and vest 25% on each of the first through fourth anniversaries of the grant date, subject to continuous employment with Applied, thereby promoting executive retention. In addition, unvested SARs vest on an executive officer’s retirement.

The Committee intends for SARs to align the interests of management and shareholders in achieving long-term growth in the value of Applied’s stock by using a form of award the value of which is determined primarily by long-term stock price appreciation. The four-year vesting period, ten-year term, and stock-settled nature of the SARs are consistent with this purpose. Moreover, SARs are less dilutive than stock options, further protecting shareholder interests.

•	Restricted Stock Units.

RSUs are grants valued in shares of Applied stock, but shares are not issued to executives until the grants vest on the third anniversary of the award date, assuming continued employment with Applied. The Committee believes cliff vesting for restricted stock is more demanding than typical market practice, but appropriate considering the nature of the award. The RSUs do vest, albeit pro rata, if an executive retires during the three-year term. Applied pays dividend equivalents on RSUs on a current basis, which rewards management for total returns delivered to shareholders.

The Committee considers RSUs to be a good tool for retaining executives. Because their value will increase or decrease over the three-year vesting period along with Applied’s stock, RSUs also promote efforts to maximize long-term shareholder return.

•	2015-2017 Performance Shares.

Performance shares provide incentives to achieve goals over a three-year period. At the beginning of a period, the Committee sets a target number of shares of Applied stock to be paid to each executive at the end of the period, assuming continued employment. The actual payout earned is then calculated, relative to the target, based on Applied’s achievement of objective performance goals. If an executive retires during the three years, the performance shares vest on a pro rata basis, tied to the period worked and actual performance during that period.

As a new three-year period begins, the Committee reviews the business plan and market outlook for the period. Then, after also considering the independent consultant’s guidance as to market practices, the Committee determines performance measures and goal ranges at which payouts can be earned for each year of the three-year period. The Committee sets goals it believes are attainable without inappropriate risk-taking, but that still require executives to perform on a sustained basis at a consistently high level to achieve the targeted payout.

Payouts can range from 0% to 200% of the target number of shares. The target payout is 100% of the target number assigned to the executive. The Grants of Plan-Based Awards table on page 28 shows the threshold, target, and maximum payouts for performance shares awarded to the named executive officers in 2015.

Because the payout is measured in shares, the award’s value depends on both the company’s operating performance and its stock price, motivating executives throughout the performance period with regard to both.

For the 2015-2017 performance shares, consistent with prior years, the Committee set separate goals for each year of the period, with 75% of an award tied to Applied’s EBITDA and 25% to ROA. EBITDA is calculated from our financial statements by starting with operating income, as shown in the statements of consolidated income, and adding the following items from the statements of consolidated cash flows: depreciation and amortization of property, amortization of intangibles, amortization of stock option and appreciation rights, and goodwill or intangibles impairment (if any). ROA is calculated by dividing annual net income by average monthly assets for the year. ROA improvements can be achieved by, among other things, increasing sales, margin, and inventory turnover, all of which are important objectives for industrial distributors.

The Committee considered these metrics to be appropriate measures of management’s impact on the company’s operating performance and efficiency over a three-year period. The metrics also balanced the Management Incentive Plan’s emphasis on bottom-line results and cash flow.

Each participant’s targeted number of shares for the three-year period is divided into one-third for each year. Shares awarded for achievement during a particular year are then “banked” for distribution at the end of the three-year term and do not affect the banking of shares for the other years.

The goals for the first year of the performance period, 2015, are shown below. The Committee set an ROA target lower than the previous year’s result after considering the impact of significant recent business acquisitions on the asset base. With the greater weighting on EBITDA, though, the performance shares still emphasize continuous improvement.

EBITDA (weighted 75%)	Under $197.36 million	$197.36 million	$246.70 million	$308.38 million
% of Prorated Portion of Target Share Award for 2015	0%	50%	100%	200%
% Change Compared with 2014 Result	—	1.6%	27.1%	58.8%

ROA (weighted 25%)	Under 6.9%	6.9%	8.6%	10.8%
% of Prorated Portion of Target Share Award for 2015	0%	50%	100%	200%
% Change Compared with 2014 Result	—	(33.4)%	(15.7)%	5.9%

As shown above, banked awards could range from 0% to 200% of the executive officers’ target share award values. The Committee established this range after considering Pay Governance’s guidance as to market practices. Awards for each performance measure were to be prorated on a straight-line proportional basis for results falling between the threshold 50%, 100%, and maximum 200% payout levels.

In 2015, as a result of achieving incentive goals, the participants banked awards, to be distributed in shares of Applied stock following the end of 2017, as follow:

2015 Goal	Achievement	Banked Award as % of Target Performance Shares for 2015
EBITDA (weighted 75%)	$228.6 million	81.7%
ROA (weighted 25%)	7.9%	79.4%
		Overall: 81.1%

•	2014-2016 Performance Shares (2015 performance).

As noted above, the Committee sets separate goals for each year of a three-year performance share program. So, while 2015 was the first year of the 2015-2017 performance period, it was also the second year of the 2014-2016 period and the third year of the 2013-2015 period. For the 2014-2016 program, the 2015 goals, adopted in August 2013, follow:

EBITDA (weighted 75%)	Under $195.20 million	$195.20 million	$244.00 million	$305.00 million
% of Prorated Portion of Target Share Award for 2015	0%	50%	100%	200%

ROA (weighted 25%)	Under 9.7%	9.7%	12.1%	15.1%
% of Prorated Portion of Target Share Award for 2015	0%	50%	100%	200%

In 2015, as a result of achieving incentive goals, the participants banked awards, to be distributed in shares of Applied stock following the end of 2016, as follow:

2015 Goal	Achievement	Banked Award as % of Target Performance Shares for 2015
EBITDA (weighted 75%)	$228.6 million	84.2%
ROA (weighted 25%)	7.9%	0%
		Overall: 63.2%

The award for the program’s first year, 2014, as a percentage of target performance shares, was 64.2%.

•	2013-2015 Performance Shares (2015 performance).

The goals for the final year of the 2013-2015 program, adopted in August 2012, follow:

EBITDA (weighted 75%)	Under $229.28 million	$229.28 million	$286.60 million	$358.25 million
% of Prorated Portion of Target Share Award for 2015	0%	50%	100%	200%

ROA (weighted 25%)	Under 11.8%	11.8%	14.8%	18.5%
% of Prorated Portion of Target Share Award for 2015	0%	50%	100%	200%

With 2015 performance falling short of threshold goals, the participants did not bank awards for 2015. The awards for the first two years of the program, as a percentage of target performance shares, were 0% in 2014 and 79.1% in 2013.

Qualified, Nonqualified, and Welfare Plan Benefits. Through the plans described below, we seek to provide benefits comparable to those available at Peer Group and other similarly sized companies. The Committee, with its independent consultant’s assistance, reviews executive-level benefits periodically and compares them with market survey information, considering executives’ positions and years of service.

•	Qualified savings plan.

Applied maintains a defined contribution plan with a section 401(k) feature (the Retirement Savings Plan, or “RSP”) for eligible U.S. employees, including the named executive officers.

•	Key Executive Restoration Plan and other nonqualified deferred compensation plans.

The Committee believes that providing competitive supplemental retirement benefits is important for executive recruitment and retention. Statutory limits exist, however, on the value of benefits executives can receive under the company’s qualified savings plan.

Accordingly, in 2012 the Committee adopted the Key Executive Restoration Plan (the “KERP”), an unfunded, nonqualified deferred compensation plan. To participate in the KERP, an executive must be designated by the Committee or the Board. Applied credits a bookkeeping account for each participant with an amount equal to (i) 6.25% (unless the Committee or the Board specifies a different percentage) of the participant’s base salary and annual actual cash incentive pay for the calendar year, minus (ii) the amount of company contributions credited to the participant under the RSP. Account balances are deemed invested in mutual funds selected by the participant from those available in the KERP.

To be eligible for KERP account credits, participants must be employed on the last day of a year or have retired, died, or become disabled during the year. Unless otherwise provided by the Committee or the Board, credits to a participant’s account vest based on years of service with Applied, 25% per year. In addition, a participant will be 100% vested in the event of attainment of age 65, death, disability, or certain separations from service within one year after a change in control (as defined in the KERP).

The Committee has designated each named executive officer as a KERP participant. The Committee set the account credit percentage for Mr. Schrimsher at 10% and provided he would vest in 50% of his account after three years of service, 75% after four years, and 100% after five years.

Applied also maintains plans that permit highly compensated U.S. employees to defer receiving portions of base salary and cash incentive awards and to accumulate nonqualified savings. Applied does not contribute to these plans and participants are not provided above-market or guaranteed returns. We describe the plans, along with the KERP, more fully in “Nonqualified Deferred Compensation,” at page 30.

•	Supplemental Executive Retirement Benefits Plan.

Applied maintains the Supplemental Executive Retirement Benefits Plan (the “SERP”), a nonqualified defined benefit plan that was frozen in 2012, for executive officers that were previously designated as participants by the Committee.

Normal SERP retirement benefits are payable upon separation from service after attainment of age 65 to participants with at least five years’ credited service as an executive officer. Reduced benefits are available to participants who separate from service with at least 10 years’ credited service with Applied, five as an executive officer.

Messrs. Barlett, Bauer, and Eisele participated in the SERP and, subject to the vesting criteria described above, have historical benefits accrued, which are described in “Pension Plans,” beginning at page 31.

•	Welfare plans.

Applied maintains a health care plan as well as life and disability insurance plans for full-time U.S. employees. Executive officers may also participate in executive life and disability insurance programs.

Applied provides retiree health care coverage, through third-party plans, to executive officers who retire after reaching age 55, with participants paying the contributions that active employees pay for Applied’s plan. When the retiree attains age 65, the program becomes a Medicare supplement. Individuals first elected as executive officers after 2012 are not eligible for this program.

Perquisites and Other Personal Benefits. Applied does not believe that providing perquisites such as company automobiles or allowances, financial planning and tax services, or country clubs is warranted to attract and retain superior employees for key positions. Accordingly, the company does not offer these or similar perquisites and personal benefits.

Applied provides executive officers five weeks’ annual vacation per calendar year; other employees get five weeks when they achieve 25 years of service. Unused vacation time is forfeited at the end of each calendar year.

Change in Control and Termination Benefits. Upon his hire, Applied and Mr. Schrimsher entered into a CEO-level severance agreement providing termination benefits as described in “Potential Payments upon Termination or Change in Control,” on page 33. Applied does not have employment contracts with the other named executive officers, nor does it have an executive severance policy. The Committee retains discretion to determine severance benefits, if any, to be offered to the other named executive officers if the company terminates their employment, other than in the circumstance of a change in control.

The company’s only change in control agreements are with its executive officers. These arrangements are designed to retain executives and to promote management continuity if an actual or threatened change in control occurs. The Board approved the agreements primarily because it believes that the executives’ continued attention and dedication to their duties under the adverse circumstances attendant to a change or potential change in control are ultimately in the best interests of Applied and its shareholders.

The agreements provide severance benefits if an executive’s employment is terminated by the officer for “Good Reason” or by Applied “Without Cause” (each as defined in the agreements), if the termination occurs within two years (three years under older agreements entered into with Messrs. Barlett, Bauer, and Eisele) after a change in control. The executive, in turn, must not compete with Applied for three years following termination (one year for Messrs. Barlett, Bauer, and Eisele). Change in control agreements entered into subsequent to 2011, including those with Messrs. Schrimsher and Loring, do not include a gross-up for excise taxes. We describe the agreements more fully on pages 34-35 of this proxy statement.

Stock Ownership Guidelines

The Committee believes executives should accumulate meaningful equity stakes in Applied to align their economic interests with shareholders’ interests, thereby promoting the objective of increasing shareholder value. Accordingly, we have adopted stock ownership guidelines, requiring that executive officers not dispose of stock unless their “owned” shares’ market value equals or exceeds the following annual base salary multiples immediately after the disposition:

Position	Stock Ownership Guideline
Chief Executive Officer	5x base salary
Other Executive Officers	3x base salary

“Owned” shares, per the guidelines, include those owned outright, those owned beneficially in Applied’s Retirement Savings Plan and other deferred compensation plans, and RSUs, but do not include SARs or performance shares.

The guidelines are not mandatory in the sense that they do not require an executive immediately to acquire shares if his or her ownership is below the applicable guideline.

Until the guideline is achieved, executives are required to retain net shares received as a result of exercising SARs or the vesting of RSUs or performance shares. “Net shares” are those shares that remain after shares are sold or netted to pay withholding taxes.

At June 30, 2015, the value of the holdings (determined as described above) of the then-employed named executive officers and their individual guidelines were as follow:

Name	Value of Holdings of Applied Stock ($)	Stock Ownership Guideline ($)
N. Schrimsher (hired in October 2011)	2,978,825	4,100,000
M. Eisele	6,471,792	1,354,500
F. Bauer	3,187,900	1,164,000
T. Barlett	1,134,347	1,008,000
K. Loring (hired in July 2014)	244,006	930,000

The Committee monitors compliance with the guidelines, interprets the guidelines, and must approve exceptions. The Committee also periodically reviews the guidelines and compares them with market data reported by the independent consultant and others.

Consistent with the objectives of the stock ownership guidelines, the company prohibits its insiders from engaging in:

•	Short sales of Applied’s stock;
•	Market transactions in puts, calls, warrants, or other derivative securities based on Applied stock; and
•	Certain hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Clawback Provisions

Because incentive awards are intended to motivate executives to act in Applied’s best interests, the Committee includes provisions in award terms to claw back compensation under certain circumstances:

•

The Committee may terminate or rescind an award and, if applicable, require an executive to repay cash or shares (and dividends, distributions, and dividend equivalents paid thereon) issued pursuant to the award within the previous 12 months (and proceeds thereof), if the Committee determines that, during the executive’s employment with Applied or during the period ending 12 months following separation from service, the executive competed with Applied or in certain other circumstances engaged in acts inimical to Applied’s interests.

•

The Committee may require an executive to repay cash or shares (and dividends, distributions, and dividend equivalents paid thereon) issued pursuant to an award within the previous 36 months (and proceeds thereof) if (i) Applied restates its historical consolidated financial statements and (ii) the Committee determines that (x) the restatement is a result of the executive’s, or another executive officer’s, willful misconduct that is unethical or illegal, and (y) the executive’s earnings pursuant to the award were based on materially inaccurate financial statements or materially inaccurate performance metrics that were invalidated by the restatement.

Tax Deductibility and Regulatory Considerations

Internal Revenue Code (the “Code”) section 162(m) limits the amount of compensation a publicly held corporation may deduct as a business expense for federal income tax purposes. That limit, which applies to the chief executive officer and the three other most highly compensated executive officers (but excluding the chief financial officer), is $1 million per individual per year, subject to certain exceptions. The law provides an exception for performance-based compensation.

In general, the Committee seeks to preserve the tax deductibility of compensation without compromising the Committee’s flexibility in designing an effective, competitive compensation program. Applied has intended for awards under most executive incentive programs — Management Incentive Plan awards (for the Chief Executive Officer), performance share payouts, and income from the SARs exercises — to qualify as performance-based compensation.

In making long-term incentive grants, the Committee considers executive retention to be one of the key objectives. Accordingly, the Committee uses RSUs as one of three award vehicles, although RSUs represent only about one-quarter of the target long-term incentive value. RSUs do not qualify as performance-based compensation, but the Committee believes that drawback is outweighed by their beneficial impact on executive retention.

Conclusion

The Committee reviews all components of Applied’s executive compensation program. When making a decision regarding any component of an executive officer’s compensation, the Committee takes into consideration the other components.

The Committee believes that the executive officers’ compensation is appropriate and that the program’s components are consistent with market standards. The program takes into account Applied’s performance compared to the Peer Group, and appropriately aligns executive compensation with Applied’s annual and long-term financial results and to long-term financial return to shareholders. The Committee believes the foregoing philosophy is consistent with Applied’s culture and objectives and will continue to serve as a reasonable basis for administering Applied’s total compensation program for the foreseeable future.

Summary Compensation Table — Fiscal Years 2015, 2014, and 2013

The following table summarizes information, for the years ended June 30, 2015, 2014, and 2013, regarding the compensation of Applied’s Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers at June 30, 2015, plus one other person, Mr. Will, who was one of our most highly compensated executive officers but separated from service in February 2015. Mr. Will joined Applied in July 2013. Mr. Loring joined Applied in July 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Neil A. Schrimsher President & Chief Executive Officer	2015	820,000	1,465,692	356,636	651,572	0	154,802	3,448,702
	2014	795,000	1,353,644	391,153	459,272	0	150,780	3,149,849
	2013	770,000	1,190,847	440,729	596,519	0	242,148	3,240,243
Mark O. Eisele Vice President – Chief Financial Officer & Treasurer	2015	451,500	395,739	96,054	233,195	393,682	45,692	1,615,862
	2014	438,000	409,124	117,346	164,471	0	36,487	1,165,428
	2013	438,000	396,949	147,337	203,591	241,307	54,727	1,481,911
Fred D. Bauer Vice President – General Counsel & Secretary	2015	388,000	288,256	69,425	163,402	174,094	43,902	1,127,079
	2014	376,700	298,006	84,936	115,338	45,525	33,465	953,970
	2013	365,700	290,567	107,620	150,152	89,117	54,786	1,057,942
Todd A. Barlett Vice President – Acquisitions and Global Business Development	2015	336,000	254,063	61,817	146,842	230,050	33,955	1,062,727
	2014	320,000	252,544	73,760	92,432	0	22,844	761,580
	2013	305,000	229,172	84,559	106,328	143,555	38,038	906,652
Kurt W. Loring Vice President – Chief Human Resources Officer	2015	293,308	469,839	284,358	135,479	0	11,675	1,194,659
Carl E. Will Former Chief Commercial Officer	2015	245,615	332,230	80,838	0	0	240,037	898,720
	2014	377,011	343,468	98,347	138,648	0	17,424	974,898

(1)	Amounts represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to determine the awards’ grant date fair values are described in the notes to Applied’s consolidated financial statements, included in our annual reports to shareholders for those years. The 2015 awards are described in the Compensation Discussion and Analysis at pages 19-21 and the Grants of Plan-Based Awards table at page 28. The amounts reported for 2015 in the Stock Awards column are totals of the following:

Name	RSUs ($)	Performance Shares ($)
N. Schrimsher	470,784	994,908
M. Eisele	127,504	268,235
F. Bauer	93,176	195,080
T. Barlett	83,368	170,695
K. Loring	299,144	170,695
C. Will	107,888	224,342

The RSUs include annual grants as well as one-time RSUs awarded to Mr. Loring to induce him to join Applied. Similarly, the Option Awards column above includes annual SARs grants and one-time inducement SARs awarded to Mr. Loring.

Due to his separation from service, Mr. Will’s awards reflected in the Stock Awards and Option Awards columns (except for one-quarter of the 2014 SARs awards) were forfeited.

Performance shares’ grant date fair values assume performance at the target achievement level. If instead it was assumed that the highest level of performance would be achieved, then the grant date fair values would be twice the amounts reported for the performance shares.

(2)	Amounts shown reflect Management Incentive Plan earnings.

(3)	Messrs. Barlett, Bauer, and Eisele participated in the Supplemental Executive Retirement Benefits Plan, a nonqualified defined benefit plan that was frozen in 2012. The amounts in this column reflect increases in the estimated actuarial present values of their historical accrued benefits. Messrs. Barlett and Eisele are fully vested in their benefits and Mr. Bauer is partially vested.

The 2015 figure is the difference between the number shown in the Pension Benefits table on page 33 for 2015 year-end and the same item calculated for July 1, 2014. See the notes to that table for information regarding how estimated amounts were calculated. In 2014, the present values of the benefits for Messrs. Barlett and Eisele decreased by $14,897 and $12,817, respectively, but, pursuant to SEC rule, the changes in value are shown as $0.

In 2012, the Committee stopped the accrual of additional plan benefits by virtue of years of service and compensation levels. Accordingly, the values in this column relate to changes in the discount rate and the components of the three-segment interest rate structure, as well as to mortality factor adjustments, as described below.

The SERP uses interest rates and mortality tables imposed on tax-qualified pension plans by Code section 417(e). Values for 2015 reflect a 3.00% discount rate and a three-segment interest rate structure in effect for January 2015, with 1.33% for the first five years, 3.46% for the next 15 years, and 4.40% thereafter.

Values for 2014 reflect a 2.75% discount rate and a three-segment interest rate structure in effect for January 2014, with 1.24% for the first five years, 4.42% for the next 15 years, and 5.40% thereafter. Values for 2013 reflect a 3.00% discount rate and a three-segment interest rate structure in effect for January 2013, with 1.00% for the first five years, 3.73% for the next 15 years, and 4.89% thereafter.

In addition, in each successive year, the mortality table reflected adjustments pursuant to Code section 417(e). Present values were determined assuming no probability of termination, retirement, death, or disability before normal retirement age (age 65).

(4)	Amounts in this column for 2015 are totals of the following:

•	Retirement Savings Plan (section 401(k) plan) contributions,
•	KERP account credits,
•	Company contributions for executive life insurance, for a $300,000 benefit,
•	Estimated values of perquisites and other personal benefits, and
•	For Mr. Will, severance pay.

The following perquisites and other personal benefits were provided in 2015 to named executive officers: in relation to Mr. Will’s separation from service, a payout for unused accrued vacation, four months of company-paid health care coverage, and outplacement services; the annual expense related to post-retirement health care coverage for Messrs. Schrimsher, Eisele, Bauer, and Barlett; and company contributions for officer-level accident insurance benefits. No perquisite or personal benefit exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a named executive officer in 2015, except that Mr. Will received a $39,615 payout for unused accrued vacation and the annual expense incurred relating to Mr. Schrimsher’s post-retirement health care coverage was $25,800.

The following table itemizes “All Other Compensation” for 2015:

Name	Retirement Savings Plan Contributions ($)	Key Executive Restoration Plan Account Credits ($)	Life Insurance Benefits ($)	Perquisites and Other Personal Benefits ($)	Severance Pay ($)
N. Schrimsher	7,181	121,312	456	25,853	0
M. Eisele	5,825	32,830	1,084	5,953	0
F. Bauer	5,552	26,048	449	11,853	0
T. Barlett	5,329	21,427	1,346	5,853	0
K. Loring	4,030	7,371	221	53	0
C. Will	2,186	38,575	222	59,054	140,000

Grants of Plan-Based Awards — Fiscal Year 2015

In 2015, the Executive Organization & Compensation Committee provided the following incentive opportunities and grants under the 2011 Long-Term Performance Plan to the named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Base Price of Option Awards ($/Share) (4)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
N. Schrimsher	8/12/2014							9,600			470,784
	8/12/2014								37,500	49.04	356,636
	8/12/2014 (Performance Shares)				10,200	20,400	40,800
	8/12/2014 (Management Incentive Plan)	410,000	820,000	1,640,000
M. Eisele	8/12/2014							2,600			127,504
	8/12/2014								10,100	49.04	96,054
	8/12/2014 (Performance Shares)				2,750	5,500	11,000
	8/12/2014 (Management Incentive Plan)	146,738	293,475	586,950
F. Bauer	8/12/2014							1,900			93,176
	8/12/2014								7,300	49.04	69,425
	8/12/2014 (Performance Shares)				2,000	4,000	8,000
	8/12/2014 (Management Incentive Plan)	102,820	205,640	411,280
T. Barlett	8/12/2014							1,700			83,368
	8/12/2014								6,500	49.04	61,817
	8/12/2014 (Performance Shares)				1,750	3,500	7,000
	8/12/2014 (Management Incentive Plan)	92,400	184,800	369,600
K. Loring (5)	8/12/2014							6,100			299,144
	8/12/2014								29,900	49.04	284,358
	8/12/2014 (Performance Shares)				1,750	3,500	7,000
	8/12/2014 (Management Incentive Plan)	85,250	170,500	341,000
C. Will (6)	8/12/2014							2,200			107,888
	8/12/2014								8,500	49.04	80,838
	8/12/2014 (Performance Shares)				2,300	4,600	9,200
	8/12/2014 (Management Incentive Plan)	123,600	247,200	494,400

(1)	The 2015 Management Incentive Plan is described in the Compensation Discussion and Analysis at pages 18-19. Payouts under the plan are shown in the column marked “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(2)	The 2015-2017 performance shares program is described in the Compensation Discussion and Analysis at pages 20-21.

(3)	RSUs are described in the Compensation Discussion and Analysis at page 20.

(4)	SARs are described in the Compensation Discussion and Analysis at page 20. Their base price is our stock’s closing price on the NYSE on the grant date.

(5)	Mr. Loring’s figures include 23,500 SARs and 4,500 RSUs (which vest 25% on each of the first through fourth anniversaries of the grant date) awarded pursuant to the company’s offer to induce him to join Applied.

(6)	Due to his separation from service, Mr. Will’s awards were forfeited.

Outstanding Equity Awards at Fiscal 2015 Year-End

The following table presents information regarding the named executive officers’ outstanding SARs, RSUs, and performance shares at June 30, 2015. Mr. Will had no remaining awards on that date.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
N. Schrimsher	20,700	6,900 (1)	32.30	10/25/2021
	60,000	0	32.30	10/25/2021
	17,200	17,200 (2)	41.29	8/9/2022
	8,750	26,250 (3)	50.74	8/13/2023
	0	37,500 (4)	49.04	8/12/2024
					9,300 (5)	368,745	5,221 (6)	207,013
					8,600 (7)	340,990	13,794 (8)	546,932
					9,600 (9)	380,640	19,115 (10)	757,910
M. Eisele	17,100	0	25.44	8/9/2017
	18,800	0	29.41	8/8/2018
	4,625	0	21.11	9/10/2019
	13,000	0	29.27	9/3/2020
	9,075	3,025 (11)	26.96	8/9/2021
	5,750	5,750 (2)	41.29	8/9/2022
	2,625	7,875 (3)	50.74	8/13/2023
	0	10,100 (4)	49.04	8/12/2024
					3,100 (5)	122,915	1,740 (6)	68,991
					2,600 (7)	103,090	4,168 (8)	165,261
					2,600 (9)	103,090	5,153 (10)	204,316
F. Bauer	13,700	0	29.41	8/8/2018
	13,500	0	21.11	9/10/2019
	9,500	0	29.27	9/3/2020
	6,600	2,200 (11)	26.96	8/9/2021
	4,200	4,200 (2)	41.29	8/9/2022
	1,900	5,700 (3)	50.74	8/13/2023
	0	7,300 (4)	49.04	8/12/2024
					2,300 (5)	91,195	1,266 (6)	50,197
					1,900 (7)	75,335	3,031 (8)	120,179
					1,900 (9)	75,335	3,748 (10)	148,608
T. Barlett	9,300	0	21.11	9/10/2019
	7,300	0	29.27	9/3/2020
	5,100	1,700 (11)	26.96	8/9/2021
	3,300	3,300 (2)	41.29	8/9/2022
	1,650	4,950 (3)	50.74	8/13/2023
	0	6,500 (4)	49.04	8/12/2024
					1,800 (5)	71,370	1,002 (6)	39,729
					1,600 (7)	63,440	2,577 (8)	102,178
					1,700 (9)	67,405	3,279 (10)	130,012
K. Loring	0	29,900 (4)	49.04	8/12/2024
					6,100 (9)	241,865	3,279 (10)	130,012

(1)	These SARs vest on October 25, 2015.

(2)	Half of these SARs vested on August 9, 2015. The remaining SARs vest on August 9, 2016.

(3)	One third of these SARs vested on August 13, 2015. The remaining SARs vest in equal increments on August 13, 2016 and 2017.

(4)	One quarter of these SARs vested on August 12, 2015. The remaining SARs vest in equal increments on August 12, 2016, 2017, and 2018.

(5)	These RSUs vested on August 9, 2015.

(6)	These awards are the 2013-2015 performance shares described in the Compensation Discussion and Analysis at page 22. The performance period ended on June 30, 2015 and performance for the final year was certified on August 11, 2015.

(7)	These RSUs vest on August 13, 2016.

(8)	These awards are the 2014-2016 performance shares described in the Compensation Discussion and Analysis at page 21-22. The performance period ends on June 30, 2016. The amounts shown include performance shares banked for 2014 and 2015, and targeted for 2016.

(9)	These RSUs vest on August 12, 2017 except, for Mr. Loring’s holdings, 1,125 RSUs vest on each of August 12, 2015, 2016, and 2018, and 2,725 RSUs vest on August 12, 2017.

(10)	These awards are the 2015-2017 performance shares described in the Compensation Discussion and Analysis at pages 20-21. The performance period ends on June 30, 2017. The amounts shown include performance shares banked for 2015 and targeted for 2016 and 2017.

(11)	These SARs vested on August 9, 2015.

Option Exercises and Stock Vested — Fiscal Year 2015

The following table shows the value realized in 2015 by the named executive officers on the exercise of SARs and the vesting of RSUs and banked performance shares.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
N. Schrimsher	0	0	39,070	1,841,397
M. Eisele	0	0	10,707	523,043
F. Bauer	0	0	7,267	355,035
T. Barlett	0	0	5,993	292,766
K. Loring	0	0	0	0
C. Will	0	0	0	0

Nonqualified Deferred Compensation

Applied maintains three nonqualified, unfunded defined contribution plans for key employees, including executive officers. Eligibility is limited to highly compensated or select management employees whose benefits under the Retirement Savings Plan (“RSP”) are subject to certain Code limitations.

Key Executive Restoration Plan (“KERP”)

The KERP is an unfunded, nonqualified deferred compensation plan adopted in 2012. To participate, an executive must be designated by the Committee or the Board. Applied credits a bookkeeping account for each participant with an amount equal to (i) 6.25% (unless the Committee or the Board specifies a different percentage) of the participant’s base salary and annual actual cash incentive pay minus (ii) the amount of company contributions credited to the participant under the RSP for the calendar year.

To be eligible for KERP account credits, participants must elect to make 401(k) contributions under the RSP of either 6% of compensation or the contribution limit applicable under the Code and must be employed on the last day of a year or have retired, died, or become disabled during the year. Unless otherwise provided by the Committee or the Board, credits to a participant’s account vest based on years of service with Applied, 25% per year. In addition, a participant will be 100% vested in the event of attainment of age 65, death, disability, or certain separations from service within one year after a change in control (as defined in the KERP).

Account balances are deemed invested in mutual funds selected by the participant from those available under the KERP. With the exception of Applied stock, participants generally have the same diverse equity, fixed income, and money market investment options as they have in the RSP.

The Committee has designated each named executive officer as a participant. The Committee set the account credit percentage for Mr. Schrimsher at 10% and provided that he would vest in 50% of his account after three years of service, 75% after four years, and 100% after five years.

Supplemental Defined Contribution Plan

The Supplemental Defined Contribution Plan permits highly compensated employees to defer a portion of their compensation that cannot be deferred under the RSP due to Code limitations.

Participants are always vested in their Supplemental Defined Contribution Plan deferrals. Applied does not contribute to the plan. With the exception of Applied stock, participants generally have the same diverse investment options as they have in the RSP.

Participants may receive distributions in a lump sum or in installments, as specified in the deferral election form. Acceleration of distributions is prohibited and a distribution change must comply with Code section 409A. Other than a date specified in a deferral election form, the plan only permits withdrawals, while employed, due to an unforeseeable emergency as allowed under section 409A.

Each named executive officer has a plan account. Messrs. Barlett, Schrimsher, and Will made deferrals into the plan in 2015.

Deferred Compensation Plan

The Deferred Compensation Plan permits executive officers to defer a portion or all of the awards payable under an annual incentive plan or performance shares program. The plan’s purpose is to promote increased efforts on Applied’s behalf through increased investment in Applied stock.

The plan provides each Management Incentive Plan participant the opportunity to defer payment of his or her cash award. A participant who makes a deferral may have the amounts deemed invested in Applied stock and/or in a money market fund.

Participants may receive distributions in a lump sum or in installments over a period not exceeding 10 years, as specified in a deferral election form. Acceleration of distributions is prohibited and a distribution change must comply with Code section 409A. Other than a date specified in a deferral election form, the plan only permits withdrawals, while employed, due to an unforeseeable emergency as allowed under section 409A.

Although none of the named executive officers deferred pay into the Deferred Compensation Plan in 2015, Messrs. Barlett and Eisele have plan accounts due to past deferrals.

Nonqualified Deferred Compensation — Fiscal Year 2015

The following table presents contributions, earnings, distributions, and balance information for the named executive officers’ Deferred Compensation Plan, Key Executive Restoration Plan, and Supplemental Defined Contribution Plan accounts for 2015.

Name and Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
N. Schrimsher
Key Executive Restoration Plan	0	114,673	14,887	0	426,561
Supplemental Defined Contribution Plan	198,679	0	48,455	0	850,522
M. Eisele
Deferred Compensation Plan	0	0	(73,286)	0	292,635
Key Executive Restoration Plan	0	30,827	48	0	81,312
Supplemental Defined Contribution Plan	0	0	60,776	0	934,286
F. Bauer
Key Executive Restoration Plan	0	24,459	1,664	0	64,221
Supplemental Defined Contribution Plan	0	0	6,451	0	179,351
T. Barlett
Deferred Compensation Plan	0	0	(104,397)	0	416,859
Key Executive Restoration Plan	0	20,923	309	0	43,162
Supplemental Defined Contribution Plan	5,159	0	2,811	0	296,097
K. Loring
Key Executive Restoration Plan	0	7,371	222	0	7,593
C. Will
Key Executive Restoration Plan (2)	0	38,575	—	0	0
Supplemental Defined Contribution Plan	33,758	0	2,083	0	42,159

(1)	Key Executive Restoration Plan credits are shown net of withholding for certain taxes. The gross amounts are shown as a component of “All Other Compensation” in note (4) to the Summary Compensation Table on page 27.

(2)	Mr. Will’s account was not vested at the time of his separation from service and therefore was forfeited.

Pension Plans

The SERP, a nonqualified defined benefit plan, provides supplemental retirement benefits to designated executive officers. Effective in 2012, the Committee froze participation in the SERP and stopped the accrual of additional plan benefits (by virtue of years of service and compensation levels) for existing participants. Messrs. Barlett, Bauer, and Eisele participated in the plan.

The SERP’s principal features follow:

Retirement Benefits. Except as described below, the annual normal retirement benefit, calculated in a single life annuity form, is 45% of a participant’s average base salary and annual incentive pay for the highest three calendar years during the last 10 calendar years of service prior to calendar 2012. To receive a normal retirement benefit, a participant must separate from service at or after age 65, with at least five years’ service as an executive officer. To receive an early retirement benefit prior to attainment of age 65, a participant must separate from service after reaching age 55 and completing at least 10 years’ service with Applied, of which at least five were as an executive officer; all of the participants have the requisite years of service. Messrs. Barlett and Eisele are eligible for early retirement but Mr. Bauer is 49 years old and, therefore, not yet eligible.

Normal and early retirement benefits are reduced by 5% for each year that a participant’s years of service are less than 20. In addition, early retirement benefits are reduced by 5% for each year that the commencement of benefits precedes age 65.

Disability Benefits. If a participant with at least five years of service as an executive officer becomes disabled, as defined in regulations under Code section 409A, the participant will receive a monthly SERP disability benefit until the earlier of age 65 or death. The monthly benefit, when added to other long-term disability benefits under Applied programs, will equal 1/12th of 60% of the average of the participant’s highest three calendar years of total compensation (base salary plus annual incentive pay) during the last 10 calendar years of service with Applied.

Deferred Vested Benefits. Deferred vested benefits will be paid at age 65 to a participant who separates from service for reasons other than cause or disability prior to attainment of age 55 with at least 10 years’ service, of which at least five were as an executive officer. The benefits will equal 25% of the participant’s accrued normal retirement benefit at the time of separation.

Payment Forms. Normal and early retirement benefits are paid in the form designated by the participant pursuant to Code section 409A. Available forms include a single life annuity, various joint and survivor annuities, and substantially equal annual installments for a minimum of three years (five for a participant who is or was Chief Executive Officer) up to a maximum of 10 years. Deferred vested benefits are payable in three substantially equal annual installments following attainment of age 65.

Death Benefits. If a participant dies before receiving a SERP benefit, the participant’s designated beneficiary will receive the present value of the deceased participant’s accrued benefit in a lump sum or installments, as the participant elects in advance.

Change in Control. If a SERP participant incurs a separation from service effected either by Applied without “cause” or by the participant for “good reason” within two years after a change in control, or is receiving, or is eligible to receive, a retirement benefit when the change in control occurs, the participant is entitled to receive the actuarial equivalent of the benefit in a lump sum (unless the participant previously elected a different distribution option). In addition, in the event of such a separation following a change in control, a participant under age 55 will be credited with additional years of age for benefit calculation purposes equal to the difference between the participant’s age and 55.

Noncompetition. Except if a change in control occurs, payment of SERP benefits is conditioned on the participant not competing with Applied.

Pension Benefits — Fiscal 2015 Year-End

The following table shows the present value of accumulated benefits payable to the named executive officers and their years of credited service under the SERP.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2) (3)	Payments during Last Fiscal Year ($)
N. Schrimsher	—	—	—	—
M. Eisele	SERP	20.6	4,582,911	0
F. Bauer	SERP	19.3	2,642,658	0
T. Barlett	SERP	36.2	2,588,928	0
K. Loring	—	—	—	—
C. Will	—	—	—	—

(1)	In 2012, the Committee stopped the accrual of additional plan benefits by virtue of years of service and compensation levels.

(2)	This figure reflects the estimated present value of the annual pension benefit accrued through June 30, 2015, and payable at age 65. The plan’s actuary used the following key assumptions to determine the present values:

•	A discount rate of 3.00%, the FASB ASC 715 discount rate as of June 30, 2015,
•

The Code section 417(e) 2015 Optional Combined Unisex Mortality Table and a three-segment interest rate structure in effect for January 2015 with 1.33% for the first five years, 3.46% for the next 15 years, and 4.40% thereafter, and

•	No probability of termination, retirement, death, or disability before normal retirement age.

Actual payments after retirement are determined based on the Code section 417(e) interest rate and mortality table in effect at that time, along with the participant’s age.

(3)	SERP benefits are not subject to deductions for Social Security benefits or other material offset amounts. Messrs. Barlett and Eisele are fully vested in their benefits. Mr. Bauer is under 55 years of age but eligible for deferred vested benefits.

Potential Payments upon Termination or Change in Control

The summaries and tables in this section describe compensation and benefits that would have been payable to the named executive officers at June 30, 2015, if, as of that date, there had occurred

•	A termination of the executive’s employment with Applied prior to a change in control,

•	A termination of employment due to death, disability, or retirement,

•	A change in control of Applied, or

•	A termination of employment following a change in control.

Compensation and benefits earned or accrued prior to the event, and not contingent on the event’s occurrence, are not included in the summaries or tables.

Payments in the Event of a Termination

Except for Mr. Schrimsher, Applied does not have a formal severance policy that provides payments to the named executive officers if termination of employment occurs (other than in the circumstance of a change in control or by reason of death, disability, or retirement). The Board of Directors and its Executive Organization & Compensation Committee retain discretion to determine severance benefits, if any, to be offered.

Upon his hire, Applied and Mr. Schrimsher entered into an executive severance agreement providing that, if his service with Applied were terminated within a year of the agreement effective date by Applied “without cause” or by him “for good cause,” he would be entitled to severance in an amount equal to his base salary plus target annual incentive pay for a period running from his termination date to the second anniversary of the agreement effective date. He would not, however, be entitled to payment under the executive severance agreement if he received payment under his change in control agreement. The executive severance agreement automatically renews annually (as it did in October 2014) unless Applied elects not to renew it prior to expiration of the then-current term.

Regardless of reason, if a named executive officer’s employment terminates (other than in the circumstance of a change in control or by reason of death, disability or retirement) prior to the end of a vesting or performance period, then the following shall occur:

•	Awards under an annual cash incentive plan are forfeited, except as noted above under Mr. Schrimsher’s executive severance agreement.

•	Performance shares, RSUs, and unvested SARs are forfeited.

•	Unvested KERP account balances are forfeited.

•	Accrued SERP benefits are forfeited if the participant separates from service prior to becoming eligible for normal, early, or deferred vested retirement benefits.

•	The accrual of other compensation and benefits under Applied’s qualified and nonqualified benefit plans will cease.

Payments in the Event of Death, Disability, or Retirement

If a named executive officer’s employment terminates by reason of death, disability, or retirement (other than following a change in control), then the following shall occur:

•

Awards under an annual cash incentive plan are payable pro rata at the end of the performance period based on the portion of the period during which the executive worked and the actual achievement of performance targets.

•	Performance shares are payable at the end of the performance period based on the portion of the period during which the executive worked and tied to actual performance.

•	RSUs are payable pro rata, pegged to the portion of the three-year term during which the executive worked.

•	SARs that have not yet vested will vest.

•

Unvested KERP account balances vest in the event of death, disability, or attainment of age 65. Accounts are also credited for the portion of the calendar year worked in the event of death, disability, or retirement after attaining age 55 with at least ten years of service.

•	SERP benefits payable on death, separation from service, or termination due to disability are more fully described in “Pension Plans.”

•

Upon retirement or termination due to disability after reaching age 55, the executive may participate in a retiree health care program, through third-party policies, paying the premiums that active employees pay for Applied’s plan. Individuals first elected as executive officers after 2012 are not eligible for this program.

•	The accrual of other compensation and benefits under Applied’s qualified and nonqualified benefit plans will cease.

Payments in the Event of a Change in Control

Change in Control Agreements. Applied has entered into a change in control agreement with each named executive officer.

The agreements obligate Applied to provide severance benefits to an executive officer who incurs a separation from service effected either by the officer for “good reason” or by Applied “without cause” if the separation occurs within two years (three years in older agreements entered into with Messrs. Barlett, Bauer, and Eisele) after a change in control. The executive officer, in turn, is required not to compete with Applied for three years following the separation (one year for Messrs. Barlett, Bauer, and Eisele) and to hold in confidence Applied confidential information and trade secrets.

No compensation or benefits are payable under a change in control agreement on termination of the executive’s employment prior to a change in control, or following a change in control if the executive’s employment is terminated by Applied for cause or by reason of death, disability, or retirement.

The compensation and principal benefits to be provided under the agreements follow:

•

A lump sum severance payment equal to three times (one and one-half times for Mr. Loring) the aggregate amount of the executive’s annual base salary and target annual incentive pay, reduced proportionately if the officer would reach age 65 within three years after termination (one and one-half years for Mr. Loring; Mr. Schrimsher’s agreement also entitles him to a prorated target annual incentive payment for the year in which termination occurs),

•

A cash payment for vested, unexercised SARs, equal to the difference between the exercise price and the higher of (i) the mean of the high and low trading prices on the NYSE on the termination date, and (ii) the highest price paid for Applied common stock in connection with the change in control,

•

Continued participation in Applied’s employee benefit plans, programs, and arrangements, or equivalent benefits for three years after termination (one and one-half years for Mr. Loring) at the levels in effect immediately before termination,

•	Outplacement services, and

•

In the older agreements with Messrs. Barlett, Bauer, and Eisele, an additional payment in an amount sufficient, after payment of taxes on the additional payment, to pay any required “parachute” excise tax. This gross-up is not included in agreements entered into subsequent to 2011 (including those with Messrs. Schrimsher and Loring); instead, these agreements provide that if the executive’s change in control payment becomes subject to the excise tax, then the payment will be reduced as necessary to avoid application of the excise tax.

“Change in control” is generally defined as follows:

•

A merger of Applied with another entity or a sale of substantially all of Applied’s assets to a third party, following which Applied’s shareholders prior to the transaction hold less than a majority of the combined voting power of the merged entities or asset acquirer,

•	Acquisition of beneficial ownership by a person of 30% or more (20% or more in the agreements with Messrs. Barlett, Bauer, and Eisele) of Applied’s then-outstanding common stock, or

•

One half or more (one quarter or more in the agreements with Messrs. Barlett, Bauer, and Eisele) of the members of the Board of Directors being persons other than (i) directors who were in office on the agreement date, or (ii) directors who are elected after such date and whose nomination or election is approved by two-thirds of directors then in office or their successors approved by that proportion.

“Good reason” means the following:

•	Diminution of position or assigned duties, excluding an isolated, insubstantial, and inadvertent action not taken in bad faith,

•	Reduction of compensation, incentive compensation potential, or benefits following a change in control, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith,

•	Applied requiring the executive to change principal place of employment or to travel to a greater extent than required immediately prior to a change in control, or

•	Failure of a successor to Applied to assume Applied’s obligations under the agreement.

Applied may modify or terminate its obligations under the agreements prior to a change in control so long as the modification or termination is not made in anticipation of or in connection with a change in control.

2011 Long-Term Performance Plan. The 2011 Long-Term Performance Plan provides that if an executive officer incurs a separation from service effected either by Applied without “cause” or by the officer for “good reason” (as each term is defined in the plan) within three years following a change in control, then unvested SARs become exercisable and awards under a cash incentive plan become earned at the target amount. In addition, under the same circumstances, pursuant to the award terms and conditions, RSUs will vest in full, and performance shares will be payable at the target amount on a pro rata basis pegged to the timing of the separation in the three-year performance period.

Key Executive Restoration Plan. If a KERP participant incurs a separation from service effected either by Applied without “cause” or by the participant for “good reason” within one year after a change in control, unvested balances in the participant’s account will vest.

Supplemental Executive Retirement Benefits Plan. If a SERP participant incurs a separation from service effected either by Applied without “cause” or by the participant for “good reason” within two years after a change in control, or is receiving, or is eligible to receive, a retirement benefit when the change in control occurs, the participant is entitled to receive the actuarial equivalent of the participant’s retirement benefit in a lump sum (unless the participant previously elected a different distribution option). In addition, in the event of such a separation following a change in control, a participant under age 55 will be credited with additional years of age equal to the difference between the participant’s age and 55.

Separation Agreement with Mr. Will. In connection with Mr. Will’s separation from service in February 2015, the company entered into a separation agreement with him. Pursuant to the agreement, the company provided Mr. Will $140,000 as severance pay, made outplacement services valued at $12,000 available to him, and waived his contributions for COBRA continuation health care coverage for up to six months. His separation did not accelerate the vesting of incentive pay, equity awards, or benefits.

Quantitative Disclosure. The following tables assume a termination or change in control occurred on June 30, 2015, the last day of our fiscal year, and Applied’s stock price for all calculations is $39.65, the closing price on the NYSE on that date. The tables include amounts earned through that time and estimates of amounts that would be paid on the occurrence of the events shown. The actual payment amounts can be determined only at the time of the event. The amounts shown do not include benefits and payments that are generally available to salaried employees on a nondiscriminatory basis. Also, as noted above, compensation and benefits earned by an executive prior to an event shown, and not contingent on the event’s occurrence, are not reflected in the tables.

Neil A. Schrimsher, President & Chief Executive Officer

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($) (2)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)
Base Salary	1,067,123	0	0	0	2,460,000	0	0	0
Management Incentive Plan	1,067,123	0	0	0	2,460,000	0	0	0
Performance Shares	0	0	0	0	732,098	0	732,098	732,098
SARs	0	0	0	0	50,715	0	50,715	50,715
RSUs	0	0	0	0	1,090,375	0	692,664	692,664
KERP (3)	0	0	0	0	213,281	0	60,656	60,656
Health Care and Welfare Benefits (4)	0	0	0	0	50,489	0	0	0
Life/Disability Insurance Proceeds (5)	0	0	0	0	0	0	300,000		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Total	2,134,246	0	0	0	7,076,958	0	1,836,133	1,536,133	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Schrimsher is age 51 and therefore ineligible for normal retirement.

(2)	Mr. Schrimsher is ineligible for “early retirement” under Applied’s plans because he is only age 51 and has less than three years of service; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service, five of which are as an executive officer.

(3)	KERP estimates for death and disability columns include current year component based on value of company account credits for preceding calendar year.

(4)	Includes health care benefits and accidental death and dismemberment insurance.

(5)	Proceeds are payable from third-party insurance policies.

*	Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

Mark O. Eisele, Vice President - Chief Financial Officer & Treasurer

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($) (2)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)
Base Salary	0	0	0	0	1,354,500	0	0	0
Management Incentive Plan	0	0	0	0	880,425	0	0	0
Performance Shares	0	0	220,533	0	220,533	0	220,533	220,533
SARs	0	0	38,387	0	38,387	0	38,387	38,387
RSUs	0	0	216,864	0	329,095	0	216,864	216,864
KERP (3)	0	0	16,415	0	0	0	16,415	16,415
SERP (4)	0	0	0	0	0	0	0	776,233	*
Welfare Benefits (5)	0	0	0	0	135	0	0	0
Life/Disability Insurance Proceeds (6)	0	0	0	0	0	0	300,000		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	0	0	0	0
Total	0	0	492,199	0	2,843,075	0	792,199	1,268,432	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Eisele is age 58 and therefore ineligible for normal retirement.

(2)	“Early retirement” is defined as separation from service after attainment of age 55 with at least 10 years of service, five of which are as an executive officer.

(3)	KERP estimates are based on value of company account credits for preceding calendar year.

(4)	In determining the value of the SERP disability benefits, the RP-2014 disability tables for males without collar adjustment, with fully generational mortality improvement projection using scale MP-2014, are used for post-retirement mortality. A 3.00% interest rate is used for temporary annuity payments under the disability benefit provisions.

(5)	Includes accidental death and dismemberment insurance.

(6)	Proceeds are payable from third-party insurance policies and the SERP.

*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a monthly disability benefit to participants, which, when added to amounts payable under the basic and supplemental LTD programs, equals 1/12th of 60% of the average of the highest three of the last 10 calendar years of total compensation (base salary plus annual incentive).

Fred D. Bauer, Vice President - General Counsel & Secretary

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($) (2)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)
Base Salary	0	0	0	0	1,164,000	0	0	0
Management Incentive Plan	0	0	0	0	616,920	0	0	0
Performance Shares	0	0	0	0	160,424	0	160,424	160,424
SARs	0	0	0	0	27,918	0	27,918	27,918
RSUs	0	0	0	0	241,865	0	159,812	159,812
KERP (3)	0	0	0	0	0	0	13,024	13,024
SERP (4)	0	0	0	0	1,381,047	0	1,321,063	2,852,947	*
Health Care and Welfare Benefits (5)	0	0	0	0	44,194	0	0	0
Life/Disability Insurance Proceeds (6)	0	0	0	0	0	0	300,000		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	0	0	0	0
Total	0	0	0	0	3,656,368	0	1,982,241	3,214,125	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Bauer is age 49 and therefore ineligible for normal retirement.

(2)	Mr. Bauer is ineligible for “early retirement” under Applied’s plans because he is only age 49; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service, five of which are as an executive officer.

(3)	KERP estimates are based on value of company account credits for preceding calendar year.

(4)	Calculation of post-termination SERP benefits assumes the executive would receive benefits in the installment payment form at the earliest date he would be eligible. To calculate the estimated present value of the installments, a 3.00% discount rate and the three-segment interest rate structure in effect for January 2014 under Code section 417(e), with 1.33% for the first five years, 3.46% for the next 15 years, and 4.40% thereafter, is used. In determining the value of the disability benefits, the RP-2014 disability tables for males without collar adjustment, with fully generational mortality improvement projection using scale MP-2014, are used for post-retirement mortality. A 3.00% interest rate is used for temporary annuity payments under the disability benefit provisions.

(5)	Includes health care benefits and accidental death and dismemberment insurance.

(6)	Proceeds are payable from third-party insurance policies and the SERP.

*	Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a monthly disability benefit to participants, which, when added to amounts payable under the basic and supplemental LTD programs, equals 1/12th of 60% of the average of the highest three of the last 10 calendar years of total compensation (base salary plus annual incentive).

Todd A. Barlett, Vice President - Acquisitions and Global Business Development

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($) (2)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)
Base Salary	0	0	0	0	1,008,000	0	0	0
Management Incentive Plan	0	0	0	0	554,400	0	0	0
Performance Shares	0	0	134,493	0	134,493	0	134,493	134,493
SARs	0	0	21,573	0	21,573	0	21,573	21,573
RSUs	0	0	130,515	0	202,215	0	130,515	130,515
KERP (3)	0	0	10,714	0	0	0	10,714	10,714
SERP (4)	0	0	0	0	0	0	0	143,642	*
Health Care and Welfare Benefits (5)	0	0	0	0	135	0	0	0
Life/Disability Insurance Proceeds (6)	0	0	0	0	0	0	300,000		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	0	0	0	0
Total	0	0	297,295	0	1,940,816	0	597,295	440,937	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Barlett is age 59 and therefore ineligible for normal retirement.

(2)	“Early retirement” is defined as separation from service after attainment of age 55 with at least 10 years of service, five of which are as an executive officer.

(3)	KERP estimates are based on value of company account credits for preceding calendar year.

(4)	In determining the value of the SERP disability benefits, the RP-2014 disability tables for males without collar adjustment, with fully generational mortality improvement projection using scale MP-2014, are used for post-retirement mortality. A 3.00% interest rate is used for temporary annuity payments under the disability benefit provisions.

(5)	Includes accidental death and dismemberment insurance.

(6)	Proceeds are payable from third-party insurance policies and the SERP.

*	Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a monthly disability benefit to participants, which, when added to amounts payable under the basic and supplemental LTD programs, equals 1/12th of 60% of the average of the highest three of the last 10 calendar years of total compensation (base salary plus annual incentive).

Kurt W. Loring, Vice President - Chief Human Resources Officer

Benefits and Payments	Termination (No Change in Control) ($)	Normal Retirement ($) (1)	Early Retirement ($) (2)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)
Base Salary	0	0	0	0	465,000	0	0	0
Management Incentive Plan	0	0	0	0	255,750	0	0	0
Performance Shares	0	0	0	0	37,509	0	37,509	37,509
SARs	0	0	0	0	0	0	0	0
RSUs	0	0	0	0	241,865	0	60,273	60,273
KERP (3)	0	0	0	0	7,593	0	3,686	3,686
Health Care and Welfare Benefits (4)	0	0	0	0	22,097	0	0	0
Life/Disability Insurance Proceeds (5)	0	0	0	0	0	0	300,000		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Total	0	0	0	0	1,049,814	0	401,468	101,468	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Loring is age 46 and therefore ineligible for normal retirement.

(2)	Mr. Loring is ineligible for “early retirement” under Applied’s plans because he is only age 46; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service, five of which are as an executive officer.

(3)	KERP estimates for death and disability columns include current year component based on value of company account credits for preceding calendar year.

(4)	Includes health care benefits and accidental death and dismemberment insurance.

(5)	Proceeds are payable from third-party insurance policies.

*	Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

COMPENSATION COMMITTEE REPORT

The Executive Organization & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the review and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the annual report on Form 10-K for the fiscal year ended June 30, 2015.

EXECUTIVE ORGANIZATION &

COMPENSATION COMMITTEE

Peter C. Wallace, Chair

Peter A. Dorsman

John F. Meier

J. Michael Moore

ITEM 2 — ADVISORY (NONBINDING) VOTE TO APPROVE

EXECUTIVE COMPENSATION

We believe our corporate governance policies, including our executive compensation program, should be responsive to shareholder concerns. This belief is reflected in a nonbinding, advisory vote that provides shareholders the opportunity to approve the named executive officers’ compensation as disclosed in our proxy statement, including, among other things, our executive compensation objectives, policies, and practices. We hold this vote annually, which was our shareholders’ preference as expressed at the 2011 annual meeting.

This vote is intended to solicit an overall assessment of our executive compensation program rather than to focus on specific compensation items. The Board of Directors and its Executive Organization & Compensation Committee value shareholder opinion and intend to take the vote’s outcome into account when considering future executive compensation arrangements. However, because the vote is advisory, it will not directly affect existing compensation awards. We are pleased to have earned the shareholders’ approval in 2014, with greater than 98% of the shares cast voting in favor, indicating strong support for our program.

As discussed in the “Compensation Discussion and Analysis” section, above, Applied’s executive compensation program aims to attract, retain, and motivate executives to maximize long-term shareholder return. The program uses a variety of elements including base salary, annual incentives, and long-term incentives in the form of performance shares to reward sustained financial results, SARs to reward stock price appreciation, and RSUs tied to service to help retain executives. Overall, the company targets pay to be in the range of market median levels.

In voting on our compensation program, please consider the following:

Our program has a pay-for-performance orientation.

•	The program aims to pay above median levels only for results that exceed target goals or because of growth in Applied’s stock price.

•	Compensation tied to incentives made up the majority of the named executive officers’ targeted pay in 2015.

•	Approximately half of the value of long-term incentives awarded to named executive officers in 2015 is tied to the achievement of performance goals.

•	Incentive pay tied to financial results can range from 0% to 200% of target award levels, to motivate executives to exceed target goals and to penalize them for falling short.

•	With 2015 financial results falling below target goals, annual incentive payouts were at 79.5% of target award levels.

The program is aligned with long-term value creation and shareholders’ interests.

•	Long-term incentives awarded in 2015 accounted for 37% to 52% of the targeted pay of the named executive officers.

•	All long-term incentives are equity-based, whose ultimate value depends on the value of our stock.

•	RSU awards have three-year cliff vesting, which is more demanding than typical market practice.

•

As of June 30, 2015, except for Messrs. Schrimsher and Loring (who have relatively short tenures with Applied), the named executive officers met their stock ownership guidelines. Until they achieve the guideline, executives are required to retain net shares received as a result of the exercise of SARs or the vesting of RSUs or performance shares.

•	We prohibit executives from hedging their company shareholdings.

Applied’s executive benefits program is aligned with shareholders’ interests and best practices.

•

In 2012, the Executive Organization & Compensation Committee froze participation in our defined benefit SERP and stopped accruing additional benefits, by virtue of years of service and compensation levels, for existing participants. A more modest defined contribution plan was adopted as a replacement.

•

Our officers are not provided perquisites such as company automobiles or allowances, club memberships, financial planning and tax return preparation services, and annual physical examinations. In 2013, the committee closed the retiree health care program to new executive officers.

•

The company’s only change in control agreements are with executive officers. The agreements have “double triggers,” meaning they provide benefits only if employment is terminated under certain circumstances following a change in control, as described in “Potential Payments upon Termination or Change in Control” beginning on page 33. Agreements entered into subsequent to 2011, including those with Messrs. Schrimsher and Loring, do not include a gross-up for excise taxes.

Applied has adopted best practices to govern the program and to mitigate risk taking.

•	The Board holds an annual shareholder advisory vote to approve Applied’s executive compensation, aligned with our shareholders’ preference.

•

The Executive Organization & Compensation Committee uses an independent outside specialist adviser that provides no other services to Applied (other than director compensation consulting for the Board’s Corporate Governance Committee). The committee annually assesses the independence of the adviser’s representative.

•	The committee regularly holds sessions dedicated to updates on current and evolving trends in executive compensation.

•	Analytical tools such as tally sheets and share retention analyses keep the committee abreast of executives’ total compensation and equity holdings.

•	The committee maintains consistency in the time of year it grants equity awards.

•	Applied’s performance plans have limits on payouts or shares that can be earned.

•	The company has clawback provisions in its incentive award terms.

We believe our program has been effective, consistent with its primary objectives, as demonstrated when one examines the program’s alignment with Applied’s recent financial results. Most goals set by the Executive Organization & Compensation Committee at the beginning of the fiscal year, based on management’s business plan, were higher than the results for 2014. However, with challenges presented in the second half of the year by decelerating industrial market demand, declines in oil and gas markets, and foreign exchange headwinds, company operating performance fell short of 2015 goals. As a result, and despite improved performance versus 2014 by most measures, the executive officers earned annual incentive pay at 79.5% of target values. In addition, shares banked for 2015 under each of the performance share programs were below target values.

The Board asks that, after considering the information above, the “Compensation Discussion and Analysis,” and the compensation tables and related narrative discussion, you approve the following advisory resolution:

RESOLVED, that Applied’s shareholders hereby approve, on an advisory, nonbinding basis, the compensation paid to Applied’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement.

This advisory vote will be approved if it receives the affirmative vote of a majority of shares cast on the proposal. Abstentions and broker non-votes will not affect the outcome. Except for broker non-votes, if no voting specification is made on a properly returned and signed proxy card, the proxies named on the proxy card will vote “FOR” this resolution. The Board and its Executive Organization & Compensation Committee will review the voting results and take them into account in making future executive compensation decisions.

The Board of Directors recommends you vote FOR this proposal approving the compensation paid to Applied’s named executive officers.

ITEM 3 — APPROVAL OF 2015 LONG-TERM PERFORMANCE PLAN

In June 2015, the Executive Organization & Compensation Committee (the “Committee”) adopted, subject to shareholder approval, the Applied Industrial Technologies, Inc. 2015 Long-Term Performance Plan (the “Plan”). The Committee also directed that this proposal to approve the Plan be submitted to shareholders at the annual meeting. If approved by the shareholders, the Plan will replace our 2011 Long-Term Performance Plan (“2011 Plan”), which was approved by shareholders at the 2011 annual meeting. No future awards will be granted under the 2011 Plan if the Plan is approved at the 2015 annual meeting.

We are seeking shareholder approval of the Plan so that (i) compensation attributable to Plan grants may qualify for the “performance-based compensation” exemption from the $1 million deduction limit under Code section 162(m), (ii) incentive stock options granted under the Plan meet the requirements of the Code, and (iii) we satisfy NYSE corporate governance listing standards.

The Committee believes that the Plan will further our compensation philosophy and programs. Our ability to attract, retain, and motivate top quality executives, employees, and outside directors is material to our success, and the Committee has concluded that our ability to achieve these objectives would be enhanced by grants under the Plan. In addition, the Committee believes that the interests of Applied and our shareholders will be advanced if we can offer our executives, employees, and outside directors the opportunity to acquire equity interests in Applied.

Important Governance Differences between the Plan and the 2011 Plan

The Plan is similar to the 2011 Plan previously approved by shareholders. However, the Plan contains certain important governance differences from the 2011 Plan, including that the Plan:

•	Expands those eligible to receive awards under the Plan to all employees designated by the Committee, not only managerial or professional employees.

•	Provides for a minimum one-year vesting period for all employee stock awards.

•	Eliminates any discretionary vesting of awards upon a change in control.

•

Reduces from three years to one year the period following a change in control during which termination of a participant could result in a change in control-related acceleration of his or her outstanding awards.

•

Removes provisions allowing for the recycling of shares underlying cancelled, terminated, and forfeited awards to reflect Applied’s existing share counting practices and to prohibit such recycling of awards in the future.

Summary of Material Terms of the Plan

The following summary is a brief description of the Plan. This summary is qualified in its entirety by reference to the Plan and is to be interpreted solely in accordance with the Plan, a copy of which is attached as an Appendix to this proxy statement.

General

The Plan is designed to foster and promote Applied’s long-term growth and performance by (i) strengthening Applied’s ability to develop and retain an outstanding management team, (ii) motivating superior performance by means of long-term performance-related incentives, and (iii) enabling key employees and outside directors to participate in Applied’s long-term growth and financial success.

Administration

The Plan is administered by the Committee with respect to all Plan awards to employee participants. The Committee has full and exclusive power and authority to interpret the Plan, to grant waivers of Plan restrictions, and to adopt rules, regulations, and guidelines for carrying out the Plan. In particular, the Committee has authority to (i) select eligible participants for awards under the Plan; (ii) determine the number and type of awards to be granted; (iii) determine the terms and conditions, consistent with the terms of the Plan, of any awards granted; (iv) adopt, alter, and repeal administrative rules, guidelines, and practices governing the Plan; (v) interpret the terms and provisions of the Plan and any awards granted; (vi) prescribe the form of any agreement or instrument executed in connection with any award; and (vii) otherwise supervise the Plan’s administration. All decisions made by the Committee are final and binding on all persons. The Committee may delegate any of its authority under the Plan to those persons it deems appropriate. In connection with any delegation, the Committee will take into consideration the implications for complying with SEC Rule 16b-3.

The Board’s Corporate Governance Committee exercises all authority with respect to Plan awards to outside directors.

Benefits Payable to Executive Officers and Directors

Awards granted under the Plan in any fiscal year are subject to the discretion of the Committee, subject to the terms of the Plan. The Plan does not provide for automatic award grants and the amount and nature of awards granted can vary from year to year. The benefits payable under the 2011 Plan in the most recently completed fiscal year to certain executive officers are set forth in the Summary Compensation Table on page 26. Because grants of Awards under the Plan are discretionary, the benefits that will be received under the Plan by the executive officers named in the Summary Compensation Table or by all executive officers as a group, non-executive officer employees as a group, and the outside directors, are not currently determinable.

Participants

All employees of Applied, all nonemployee directors, and any other person selected by the Committee whose participation the Committee has determined to be in the best interests of Applied are eligible to participate in the Plan. The selection of participants is within the Committee’s sole discretion. As of June 30, 2015, approximately 5,800 employees were eligible to receive awards under the Plan.

Awards

Under the Plan, the Committee is authorized to grant awards in the form of stock, any form of stock option, stock appreciation rights, performance shares, restricted stock, other stock-based awards, or cash. Awards may be granted singly, in combination, or in tandem under the Plan.

Performance Award Criteria

The business criteria upon which performance goals may be established by the Committee at the time an award is granted may include one or more of the following: revenue, sales, profit (net profit, gross profit, operating profit, economic profit, profit margins, or other corporate profit measures), earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures), net income (before or after taxes, operating income or other income measures), cash (cash flow, cash generation, or other cash measures), stock price or performance, total shareholder return, economic value added, return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales), market share, improvements in capital structure, expenses (expense management, expense ratio, expense efficiency ratios, or other expense measures), business expansion or consolidation (organic, acquisitions, and divestitures), internal rate of return or increase in net present value, working capital targets relating to inventory and/or accounts receivable, inventory management, service or product delivery or quality, customer satisfaction, employee retention, talent development, safety standards, productivity measures, cost reduction measures, strategic plan development and implementation, programs relating to product lines or business units, integration of acquired businesses, implementation of tax and accounting elections, and development and implementation of communications and investor relations programs.

All performance goals must be objective performance goals satisfying the requirements for “performance-based compensation” within the meaning of Code section 162(m). Performance goals may also be based on the attainment of levels of performance of Applied and/or any of its affiliates under one or more of the measures described above relative to the performance of other businesses.

Limitations on Awards

The maximum number of shares of Applied common stock with respect to which options, stock appreciation rights, or stock awards may be granted to an individual in any calendar year is 750,000 shares. The maximum number shares cumulatively available for the grant of incentive stock options under the Plan is 500,000. The maximum amount of any cash award that may be granted to any individual in any calendar year is $4 million. Subject to these limitations and to the terms and conditions of the Plan, the aggregate number of shares of Applied common stock that may be awarded under the Plan may not exceed 2,500,000. Shares issued by Applied through the assumption or substitution of outstanding grants from an acquired corporation or entity do not reduce the number of shares available for grants under the Plan.

No Liberal Recycling of Shares

Shares that were subject to a prior award but that were not issued due to termination, cancellation of forfeiture such award or that were not issued due to withholding relating to such award are not available for future grants.

Cancellation and Rescission of Awards

Unless an award otherwise provides, the Committee may terminate any unexpired, unpaid, or deferred award at any time prior to any exercise, payment, or delivery of the award (except in the event of an intervening change in control) or may rescind an award during the six months after exercise, payment or delivery of the award if a participant (i) is not in compliance with provisions of the Plan or an applicable award agreement or (ii) commits an act inimical to Applied’s interests. If the Committee terminates or rescinds an award, the participant may be required immediately to repay an award issued, exercised, or paid within the previous 12 months. Acts inimical to Applied’s interests shall include willful inattention to duty; willful violation of Applied’s published policies; acts of fraud or dishonesty involving Applied’s business; solicitation of Applied’s employees, customers or vendors to terminate or alter their relationship with Applied to Applied’s detriment; unauthorized use or disclosure of information regarding Applied’s business, employees, customers, or vendors; and competition with Applied.

Dodd-Frank Clawback

By accepting or exercising any award granted under the Plan, a participant agrees to be bound and abide by any policies adopted by Applied pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any award or payment resulting from an accounting restatement.

Stock Options

Under the Plan, options to purchase shares of Applied common stock may be granted at an exercise price that is not less than the fair market value on the date of grant based upon the closing price of shares on the NYSE, as determined by the Committee. A stock option may be in the form of an incentive stock option that, in addition to being subject to the terms established by the Committee, complies with section 422 of the Code. Section 422 provides that the aggregate fair market value (determined at the time the option is granted) of Applied common stock exercisable for the first time by a participant during any calendar year shall not exceed $100,000; that the exercise price shall be not less than 100% of fair market value on the date of the grant; and that such options shall be exercisable for a period of not more than ten years and may be granted no later than ten years after the Plan’s effective date. Applied did not award incentive stock options under the 2011 Plan and does not currently anticipate granting them under the Plan.

Prohibition on Repricing

The Plan prohibits repricing of stock options by any method, including through cancellation and reissuance.

Federal Income Tax Consequences

The following summary discusses certain U.S. federal income tax consequences associated with stock options or awards granted under the Plan. This description of tax consequences is based on current federal tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to a participant under the Plan. Accordingly, each participant should consult with his or her own tax advisor regarding the federal, state, and local tax consequences of the grant of a stock option or award and any subsequent exercise.

There are no federal income tax consequences associated with the grant of a nonqualified stock option. Upon its exercise, though, the optionee generally must recognize ordinary compensation income (taxable at ordinary income rates) equal to the spread between the exercise price and the fair market value of the shares on the date of exercise. At the time of the sale of the shares acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

There will be no regular federal income tax liability upon the grant or exercise of an incentive stock option. However, the spread between the exercise price and the fair market value of the shares on the date of exercise will be treated as an adjustment to income for federal alternative minimum tax purposes and may subject the optionee to the alternative minimum tax in the year of exercise. Any gain realized on disposition of shares purchased upon exercise of an incentive stock option will be treated as long-term capital gain if the shares are held for at least twelve months after the date of the issuance of the shares pursuant to the exercise of the incentive stock option and at least two years after the date of grant of the incentive stock option. If the shares are disposed of within 12 months after the date of issuance of the shares or within two years after the date of grant of the incentive stock option, the optionee will recognize ordinary compensation income (taxable at ordinary income rates) in the amount of the lesser of (i) the disposition price of the stock over the exercise price of the incentive stock option, or (ii) the fair market value of such shares on the date of exercise over the exercise price of the option, plus capital gain to the extent, if any, that the disposition price exceeds the fair market value of such shares on the date of exercise.

Generally, a recipient of a cash award or a stock award consisting of a stock bonus will recognize ordinary income at grant; in the case of a stock award, the income will be in an amount equal to the fair market value of the shares at the time of grant. If, however, the shares are subject to a substantial risk of forfeiture, the fair market value of the shares will be subject to income tax upon the termination of such risk in the same manner as other compensation. Gains or losses from subsequent sales of shares will be treated as short-term or long-term capital gains or losses depending on the holding period for such shares, and taxed accordingly. A stock award consisting of a right to purchase restricted stock will not be subject to federal income taxation at grant. Instead, the recipient generally must recognize ordinary compensation income equal to the spread between the purchase price and the fair market value of the restricted stock on the date the stock is purchased. If, however, the shares are subject to a substantial risk of forfeiture, the recipient will recognize ordinary compensation on the date of termination of such risk equal to the difference between the purchase price and the fair market value of the stock on the date such risk terminates. Gains or losses from subsequent sales of such shares will be treated as short-term or long-term capital gains or losses depending on the holding period for such shares, and taxed accordingly. The exercise of any stock award under the Plan is conditioned on the optionee’s paying or making adequate provision for any tax required by any governmental authority to be withheld and paid by Applied to such governmental authority for the person’s account with respect to the options and their exercise. To the extent compensation income is recognized by an optionee in connection with the exercise of a nonqualified stock option or a “disqualifying disposition” of stock obtained upon exercise of an incentive stock option, Applied generally would be entitled to a matching compensation deduction (assuming the requisite withholding requirements are satisfied).

Section 162(m) of the Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer or any of its three other most highly compensated officers (other than the principal financial officer) in excess of $1 million in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the corporation that pays it. Stock awards, options, stock appreciation rights, performance shares and other stock-based awards and dollar-denominated awards granted under the Plan will only qualify as performance-based compensation when the Committee conditions the grants on the achievement of specific performance goals in accordance with the requirements of section 162(m).

We may not be entitled to a tax deduction for compensation attributable to awards granted to one of the executive officers named in the Summary Compensation Table if, and to the extent, such compensation does not qualify as performance-based compensation under section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million. Also, an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or shares in settlement of the award, if the award constitutes “deferred compensation” under Code section 409A and that section’s requirements are not satisfied.

Change in Control

In the event of termination of an employee-participant’s employment by Applied without Cause or by the participant for Good Reason, or an outside director-participant’s service on the Board ends, within the one-year period following a Change in Control (all as defined in the Plan) of Applied, and except as the Board may expressly provide otherwise, (i) all stock options or stock appreciation rights then outstanding shall become fully exercisable, whether or not then exercisable, (ii) all restrictions and conditions of all stock awards then outstanding shall be deemed satisfied, and (iii) all cash awards shall be deemed to have been fully earned. We anticipate that the Board will exercise its discretion to limit the application of the Change in Control provisions, with respect to employee awards, to awards granted to key management personnel.

A complete copy of the Plan appears as an Appendix to this proxy statement.

Required Vote and Recommendation

The affirmative vote of a majority of the votes cast at the meeting is required to approve the Plan.

The Board of Directors recommends you vote FOR the Plan.

ITEM 4 — RATIFICATION OF AUDITORS

Subject to shareholder ratification, the Audit Committee has appointed Deloitte & Touche LLP to serve as independent auditors for the fiscal year ending June 30, 2016. The committee made the appointment after evaluating the firm and its performance. Deloitte & Touche has confirmed it is not aware of any relationship between the firm (and its affiliates) and Applied that may reasonably be thought to bear on its independence.

Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates billed the following fees, including expenses, to Applied for fiscal years 2015 and 2014:

Type of Fees	Fiscal 2015 ($)	Fiscal 2014 ($)
Audit Fees	2,099,637	2,142,500
Audit-Related Fees	5,000	225,000
Tax Fees	467,900	923,500
All Other Fees	5,400	5,000

Audit-Related Fees in 2015 included amounts for debt compliance reports and in 2014 included amounts for acquisition financial due diligence services and debt compliance reports.

Tax Fees in 2015 were for tax compliance and return preparation ($110,000) and consulting ($357,900) and in 2014 were for tax compliance and return preparation ($85,000) and consulting ($838,500).

All Other Fees in 2015 and in 2014 were for an annual subscription to an accounting research tool.

The Audit Committee pre-approves services performed by the independent auditors to assure that the provision of the services does not impair the auditors’ independence. If a type of service to be provided is not included in the committee’s general pre-approval, then it requires specific pre-approval. In addition, services exceeding pre-approved cost levels require additional committee pre-approval. The committee has delegated pre-approval authority to its chair, provided that the committee reviews the chair’s action at its next regular meeting. The committee also reviews, at each regular meeting, reports summarizing services provided by the auditors.

Unless otherwise indicated, the accompanying proxy will be voted in favor of ratifying Deloitte & Touche’s appointment. Ratification requires the affirmative vote of a majority of shares cast at the meeting. If Deloitte & Touche withdraws or otherwise becomes unavailable for reasons not currently known, the proxies will vote for other independent auditors, as they deem appropriate.

We expect one or more Deloitte & Touche representatives to be present at the meeting and available to respond to appropriate questions.

The Board of Directors recommends you vote FOR ratifying

the appointment of the independent auditors.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board according to applicable laws and SEC and NYSE rules, and operates under a written charter. The charter is posted via hyperlink from the investor relations area of Applied’s website at www.applied.com. The committee’s responsibilities are summarized at page 9 of this proxy statement.

In performing its responsibilities relating to the audit of Applied’s consolidated financial statements for the fiscal year ended June 30, 2015, the committee reviewed and discussed the audited financial statements with management and Applied’s independent auditors, Deloitte & Touche. The committee also discussed with the independent auditors the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

The independent auditors also provided to the committee the letter and written disclosures required by applicable PCAOB requirements regarding the independent accountant’s communications with the audit committee concerning independence. The committee discussed with Deloitte & Touche their independence and considered whether their provision of non-audit services to Applied is compatible with maintaining their independence.

Based on the reviews and discussions described above, the committee recommended to the Board that the audited financial statements be included in Applied’s 2015 annual report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

Vincent K. Petrella, Chair

Edith Kelly-Green

Dan P. Komnenovich

Dr. Jerry Sue Thornton

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Applied’s executive officers and directors, and persons who beneficially own more than 10% of Applied’s stock, must file initial reports of ownership and reports of changes in ownership with the SEC and furnish copies to Applied.

Based solely on a review of forms furnished to us and written representations from Applied’s executive officers and directors, we believe that during the fiscal year ended June 30, 2015, all filing requirements were satisfied on a timely basis.

SHAREHOLDER PROPOSALS AND NOMINEE SUBMISSIONS FOR 2016 ANNUAL MEETING

Shareholders’ proposals for inclusion in our 2016 annual meeting proxy statement must be received by Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115, no later than May 14, 2016. Under Ohio law, only proposals included in the meeting notice may be raised at a meeting of shareholders. Accordingly, to nominate a director candidate or bring other business from the floor of the 2016 annual meeting, you must notify the Secretary in writing by August 26, 2016.

HOUSEHOLDING INFORMATION

Only one set of this proxy statement and annual report is being delivered to multiple shareholders sharing an address unless Applied received contrary instructions from one or more of the shareholders.

If a shareholder at a shared address to which a single set of the proxy statement and annual report was delivered wishes to receive a separate copy of either, he or she should contact Applied’s registrar and transfer agent, Computershare Trust Company, N.A., by telephoning 1-800-988-5291 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. The shareholder will be delivered, without charge, a separate copy promptly on request.

If shareholders at a shared address currently receiving multiple copies of the proxy statement and annual report wish to receive only a single copy of these documents, they should contact Computershare in the manner described above.

OTHER MATTERS

The Board of Directors does not know of other matters to be presented at the meeting. If other matters requiring a shareholder vote arise, including the question of adjourning the meeting, the persons named on the accompanying proxy card will vote your shares according to their judgment in the interests of Applied.

By order of the Board of Directors,

Fred D. Bauer

Vice President-General Counsel

& Secretary

September 11, 2015

APPENDIX – 2015 Long-Term Performance Plan

APPENDIX

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

2015 LONG-TERM PERFORMANCE PLAN

1. Objectives

The Applied Industrial Technologies, Inc. 2015 Long-Term Performance Plan (the “Plan”) is designed to foster and promote the long-term growth and performance of the Company by: (a) strengthening the Company’s ability to develop and retain an outstanding management team, (b) motivating superior performance by means of long-term performance-related incentives and (c) enabling key employees and directors to participate in the continued growth and financial success of the Company. These objectives will be promoted by awarding to such persons performance-based stock awards, restricted stock, restricted stock units, stock options, stock appreciation rights and/or other performance or stock-based awards or cash.

2. Definitions

(a) “Award” — The grant of stock or any form of stock option, stock appreciation right, performance share, restricted stock, restricted stock units, other stock-based award or cash whether granted singly, in combination or in tandem, to a Plan Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b) “Award Agreement” — The instrument, agreement or other document given to a Participant by the Company that sets forth the terms, conditions and limitations applicable to an Award.

(c) “Board” — The Board of Directors of the Company.

(d) “Cause” — (i) the willful and continued failure by a Participant to perform substantially his or her duties with the Company or one of its affiliates (other than for disability or Good Reason), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Participant has not substantially performed his or her duties, or (ii) the willful engagement by the Participant in illegal conduct or gross misconduct involving moral turpitude that is materially and demonstrably injurious to the Company; provided, however, that no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, in bad faith or without his or her reasonable belief that such action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given the Participant pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company. Notwithstanding the foregoing, in the event that a Participant has entered into an employment, severance, or change-in-control agreement with the Company, the definition “Cause” as set forth in the most recently executed agreement will apply for all purposes of this Plan for such Participant, as opposed to the definition set forth herein.

(e) “Code” — The Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” — The Executive Organization and Compensation Committee of the Company’s Board, or such other committee of the Board that is designated by the Board, shall administer the Plan with respect to all awards to Participants who are employees of the Company. The Corporate Governance Committee of the Company’s Board, or such other committee of the Board that is designated by the Board, shall administer the Plan with respect to all awards to Participants who are Nonemployee Directors of the Company. The Committee shall be constituted so as to satisfy any applicable legal requirements including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any similar rule which may subsequently be in effect (“Rule 16b-3”) and the requirements of Section 162(m) of the Code. The members shall be appointed by, and serve at the pleasure of, the Board and any vacancy on the Committee shall be filled by the Board. For purposes of the provisions of Section 13 of the Plan, the Chief Executive Officer is hereby delegated authority to act on the Committee’s behalf with respect to any Participant, other than the Chief Executive Officer.

(g) “Common Shares” or “shares” — Authorized and issued or unissued shares of common stock without par value of the Company.

(h) “Company” — Applied Industrial Technologies, Inc., an Ohio corporation, and its direct and indirect subsidiaries.

(i) “Director” — Any individual who is a member of the Board.

(j) “Fair Market Value” — The closing price of Common Shares as reported by the New York Stock Exchange for the date in question, provided that if no sales of Common Shares were made on said exchange on that date, the closing price of Common Shares as reported for the preceding day on which sales of Common Shares were made on said exchange.

(k) “Nonemployee Director” — Any Director who is not an employee of the Company.

(l) “Good Reason” — (i) a material diminution in a Participant’s authority, duties, or responsibilities, (ii) a material diminution in the authority, duties, or responsibilities of the person to whom a Participant reports immediately prior to a Change in Control, (iii) a material diminution by the Company of a Participant’s annual base salary that was paid to the Participant immediately prior to the Change in Control, (iv) a material change in the geographic location where a Participant provides service to the Company, or (v) any failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to a Participant, to expressly assume and agree to comply with the terms of an Award in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided further, that, Good Reason shall not have occurred unless a Participant gives the Company written notice within 90 days of the initial existence of the condition claimed by the Participant in good faith to constitute Good Reason and the Company fails to remedy the condition within 30 days of such notice. A Participant shall not be deemed to have terminated his or her employment with the Company for Good Reason unless such separation from service occurs no later than two years after the occurrence of the event constituting Good Reason.

(m) “Participant” — Any employee of the Company, a Nonemployee Director or any other person that the Committee determines that his or her participation is in the best interests of the Company and to whom an Award is made under the Plan.

(n) “Retirement” or “Retire” — Any Separation from Service at or after attainment of age 65, or after attainment of age 55 and the completion of at least 10 years of employment with the Company.

(o) “Section 162(m) Employee” — Any employee with respect to whom compensation paid is subject to the restrictions imposed by Section 162(m) of the Code, or any similar or successor restrictions.

(p) “Section 409A” — Section 409A of the Code as well as regulations and guidance issued thereunder.

(q) “Separation from Service” — The termination of employment of an employee with the Company; provided, however, that an approved leave of absence shall not be considered a termination of employment if the leave does not exceed six months or, if longer, so long as the employee’s right to reemployment is provided by statute or by contract. Whether an employee has incurred a Separation from Service shall be determined in accordance with Section 409A.

(r) “Specified Employee” — A “specified employee” within the meaning of Section 409A and any “specified employee” identification policy of the Company.

(s) “Stock Option” — The right granted to a Participant under the Plan to purchase Common Shares pursuant to paragraph (a) of Section 7.

3. Eligibility

Persons eligible to be selected as Participants shall include employees of the Company, Nonemployee Directors or other persons selected by the Committee whose participation the Committee has determined to be in the best interests of the Company. The selection of Participants shall be within the sole discretion of the Committee. Grants may be made to the same Participant on more than one occasion.

4. Common Shares Available for Awards

The aggregate number of Common Shares that may be awarded under the Plan shall be two million five hundred thousand (2,500,000) Common Shares; provided, that no more than five hundred thousand (500,000) Common Shares shall be cumulatively available for the grant of incentive stock options under the Plan and that no more than seven hundred fifty thousand (750,000) Common Shares will be available for the grant of stock options, stock appreciation rights, and stock Awards to any individual Participant in any one calendar year. In addition, any Common Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the

Common Shares available for grants under the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. No Common Shares that were subject to a prior Award but that were not issued due to termination, cancellation of forfeiture such Award or that were not issued due to withholding relating to such Award shall be available for future Award grants.

From time to time, the Board and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make Common Shares available for issuance. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

5. Administration

The Plan shall be administered by the Committee which shall have full and exclusive power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. In particular, the Committee shall have the authority to: (i) select eligible Participants as recipients of Awards; (ii) determine the number and type of Awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any Award granted; (vi) prescribe the form of any agreement or instrument executed in connection with any Award; and (vii) otherwise supervise the administration of the Plan. In addition, the Board shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may, in the sole judgment and discretion of the Board, be necessary or desirable to further the purpose of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

Notwithstanding the powers and authorities of the Committee set forth in this Section 5:

(a) The Committee shall not permit the repricing of stock options by any method, including through cancellation and reissuance; and

(b) The Committee may only accelerate the vesting or exercisability of an Award: (i) upon termination of employment by a Participant as permitted under Section 409A, or (ii) upon death or disability of a Participant.

6. Delegation of Authority

The Committee may delegate any of its authority hereunder to such subcommittees or persons as it deems appropriate. Any such delegation will take into consideration the implication for complying with Rule 16b-3.

7. Awards

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section. Awards may be granted singly, in combination or in tandem or in exchange for a previously granted Award; provided that the exercise price for any stock options shall not be less than the Fair Market Value on the date of grant of the new Award (except to the extent the stock options are granted as replacement stock options for stock options acquired by the Company, in which case such replacement stock option shall satisfy the requirements of Section 409A of the Code). Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity. All Stock Awards and other Awards payable in Common Shares that are granted to Participants who are employees of the Company shall have a vesting period determined by the Committee, which in no event shall be less than one year.

(a) Stock Option — A grant of a right to purchase a specified number of Common Shares during a specified period and at a specified price not less than the Fair Market Value on the date of grant, as determined by the Committee. A Stock Option may be in the form of an incentive stock option (“ISO”) that, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, currently provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Shares exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code); that the exercise price shall be not less than 100% of Fair Market Value on the date of the grant; and that such options shall be exercisable for a period of not more than ten years and may be granted no later than ten years after the effective date of this Plan. ISOs shall be granted only to key employees of the Company as permitted under Section 422 and 424 of the Code.

(b) Stock Appreciation Right or SAR — A right to receive a payment, in cash and/or Common Shares, equal to the excess of the Fair Market Value of a specified number of Common Shares on the date the SAR is exercised over the Fair Market Value on the date of grant of the SAR as set forth in the applicable Award Agreement.

(c) Stock Award — An Award made in Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares. All or part of any Stock Award may be subject to conditions established by the Committee, and set forth in the Award Agreement.

(d) Restricted Stock Units — An Award providing for the deferred issuance of Common Shares (or the cash value of a specified number of Common Shares). All or any part of any Award of Restricted Stock Units may be subject to conditions established by the Committee and set forth in the Award Agreement.

(e) Cash Award — An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement. The maximum amount of any cash Award payable to any Participant in any one calendar year shall be four million dollars ($4,000,000).

(f) (i) With respect to all grants of Awards to any Section 162(m) Employee that are intended to be “performance based” within the meaning of Section 162(m)(4) of the Code, the stock Awards and cash Awards made pursuant to paragraphs (c) and (d) shall be based on the satisfaction of performance goals established by the Committee at the time an Award is granted, which goals shall include one or more of the following for the Company as a whole or for any business unit, department or functional area designated by the Committee: revenue, sales, profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures), earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures), net income (before or after taxes, operating income or other income measures), cash (cash flow, cash generation or other cash measures), stock price or performance, total shareholder return, economic value added, return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales), market share, improvements in capital structure, expenses (expense management, expense ratio, expense efficiency ratios or other expense measures), business expansion or consolidation (organic, acquisitions and divestitures), internal rate of return or increase in net present value, working capital targets relating to inventory and/or accounts receivable, inventory management, service or product delivery or quality, customer satisfaction, employee retention, talent development, safety standards, productivity measures, cost reduction measures, strategic plan development and implementation, programs relating to product lines or business units, integration of acquired businesses, implementation of tax and accounting elections, and development and implementation of communications and investor relations programs; provided however, that all performance goals shall be objective performance goals satisfying the requirements for “performance-based compensation” within the meaning of Section 162(m)(4) of the Code. Such performance goals may also be based on the attainment of levels of performance of the Company and/or any of its affiliates under one or more of the measures described above relative to the performance of other businesses. Payment of any performance based Award shall only be made after the attainment of the applicable performance goals has been certified in writing by the Committee (including in duly adopted resolutions of the Committee). Any Awards that are intended to be “performance based” within the meaning of Section 162(m)(4) of the Code may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(ii) Any performance based Award that is covered by Section 409A must be made with respect to performance periods that are at least 12 months.

(iii) With respect to grants of Awards to any Participant who is not a Section 162(m) Employee or that are not intended to be “performance-based compensation” within the meaning of Section 162(m)(4) of the Code, the Awards may be based on any of the goals described in paragraph (i) and on such other conditions as may be established by the Committee.

8. Payment of Awards

Payment of Awards may be made, as determined by the Committee in its sole discretion, in the form of cash, Common Shares or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Shares, restrictions on transfer and forfeiture provisions. When transfer of shares is so restricted or subject to forfeiture provisions, such shares are referred herein as “Restricted Stock.” Further, with Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards (except Stock Options and SARs) in accordance with procedures established by the Committee to assure that any such deferral complies with applicable requirements of the Code, in particular, Section 409A, including, at the choice of Participants, the capability to make further deferrals for payment after Retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13 of the Plan. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in shares or units of Common Shares, subject to such terms, conditions and restrictions as the Committee may establish; provided that dividends or dividend equivalents shall not be extended to or made part of Stock Options or SARs, unless the right to such dividends or dividend equivalents is not contingent, directly or indirectly, upon the exercise of the Stock Option or SAR. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Shares or units of Common Shares. At the discretion of the Committee, which shall take into consideration the requirements of Section 409A, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type; provided that Awards may not be made to substitute for previously granted Stock Options having higher exercise prices. Notwithstanding the foregoing, (i) any Award that is not nonqualified deferred compensation within the meaning of Section 409A shall not have any feature that would allow for the deferral of compensation (within the meaning of Section 409A), other than the deferral of recognition of income until the exercise of such Award and (ii) any Award that is nonqualified deferred compensation within the meaning of Section 409A shall permit the deferral thereof only in a manner that meets the requirements of, and complies with, Section 409A. If, at any time, it is determined that any Award is taxable to a Participant under Section 409A, the Award, or portion thereof, which becomes so taxable shall be distributed to such Participant.

9. Stock Option Exercise

The price at which shares may be purchased under a Stock Option shall be paid in full at the time of the exercise (i) in cash or (ii) if permitted by the Committee, (A) by means of tendering Common Shares, (B) by directing the Company to retain Common Shares otherwise issuable to the Participant under the Stock Option or (C) by any other means which the Committee determines to be consistent with the Plan’s objectives and applicable law and regulations. The Committee shall determine acceptable methods for tendering Common Shares and may impose such conditions on the use of Common Shares to exercise a Stock Option as it deems appropriate.

10. Tax Withholding

The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to Common Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Common Shares otherwise issuable to the Participant under the Plan. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value at the time the tax withholding is required to be made. Under no circumstances will a Participant be permitted to have withheld Common Share with a Fair Market Value in excess of the legally required amount of withholding.

11. Amendment, Modification, Suspension or Discontinuance of this Plan

The Board or the Committee may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements which would permit otherwise, the Plan may not be amended without consent of the holders of the majority of the Common Shares then outstanding, to (i) increase the aggregate number of Common Shares that may be issued under the Plan (except for adjustments pursuant to the Plan), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) withdraw administration of the Plan from the Committee.

The Board or the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent and no such amendment shall have the effect, with respect to any “performance based” award to a Section 162(m) Employee, of increasing the amount of any Award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such Participant. The Board or the Committee may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, except for previously granted options having higher exercise prices, but including without limitation grants or rights under any other plan of the Company or of any acquired entity. Notwithstanding the foregoing, the Board or the Committee shall consider the requirements of Section 409A in making any such amendment.

Notwithstanding the foregoing and except as provided in Section 15 of this Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or SARs or cancel outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs without shareholder approval.

12. Termination of Employment

If a Participant incurs a Separation from Service for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the continuation of all or any part of Awards granted prior to such Separation from Service; provided that the Committee shall consider the requirements of Section 409A when making any such authorization.

13. Cancellation and Rescission of Awards

Unless the Award Agreement specifies otherwise, the Committee may cancel any Awards at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement, the Plan and with the following conditions:

(a) If the Committee determines, in good faith, that during the Participant’s employment with the Company or during the period ending twelve months following the Participant’s separation from Service, the Participant has committed an act inimical to the Company’s interests, then the Committee may terminate or rescind, and, if applicable, the Participant may be required immediately to repay an Award issued, exercised or paid within the previous twelve months. Acts inimical to the Company’s interests shall include willful inattention to duty; willful violation of the Company’s published policies; acts of fraud or dishonesty involving the Company’s business; solicitation of the Company’s employees, customers or vendors to terminate or alter their relationship with the Company to the Company’s detriment; unauthorized use or disclosure of information regarding the Company’s business, employees, customers, or vendors; and competition with the Company. All determinations by the Committee shall be effective as of the time of the Participant’s act.

(b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(c) By exercising or accepting payment of an Award, a Participant thereby certifies that he or she is in compliance with the terms and conditions of the Plan. At the request of the Company, Participants shall be required to confirm in writing such certification to the Company. Such confirmation shall be delivered within ten days of a request by the Company. Failure to comply with the provisions of paragraph (a), (b) or (c) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award (except in the event of an intervening Change in Control as defined below) shall cause such exercise, payment or delivery to be subject to rescission by the Company. If such exercise, payment or delivery is rescinded, the Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Common Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

(d) By accepting or exercising any Award granted under the Plan (or any predecessor plan), a Participant agrees to abide and be bound by any policies adopted by the Company pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement. Such repayment and/or forfeiture provisions shall apply whether or not the Participant is presently employed by or affiliated with the Company.

14. Nonassignability

Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom the Award or any benefit under the Plan was granted.

15. Adjustments

In the event of any change in capitalization of the Company by reason of a stock split, stock dividend, combination, reclassification of shares, recapitalization, merger, consolidation, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders, or similar event, the Committee may adjust proportionally (i) the Common Shares (1) reserved under the Plan, (2) available for ISOs and (3) covered by outstanding Awards denominated in stock or units of stock; (ii) the stock prices related to outstanding Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Shares or any distribution (other than normal cash dividends) to holders of capital stock, such adjustments as may be deemed equitable by the Committee, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424 of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.

16. Change in Control

(a) Within the one-year period immediately following any Change in Control (as defined below), in the event (x) an employee-Participant’s employment with the Company is terminated either by the Participant for Good Reason or by the Company without Cause or (y) a Nonemployee Director-Participant no longer serves as a member of the Board for any reason, then, as of the date immediately preceding the date of such Participant’s termination of employment or service on the Board, as applicable, with respect to such Participant, (i) all Stock Options or SARs then outstanding shall become fully exercisable, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards then outstanding shall be deemed satisfied, and (iii) all Cash Awards shall be deemed to have been fully-earned at Target Levels.

(b) A “Change in Control” with respect to Awards that do not constitute nonqualified deferred compensation within the meaning of Section 409A shall have occurred when any of the following events shall occur:

(i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

(ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, and, immediately after such sale, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

(iii) There is a report filed or required to be filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”);

(iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

(v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each Director who is first elected, or first nominated for election by the Company’s stockholders by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

Notwithstanding the foregoing provisions of Section 16(b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

(c) A “Change in Control” with respect to Awards that constitute nonqualified deferred compensation within the meaning of Section 409A shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company that constitutes a “change in control” under Section 409A.

17. Notice

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Financial Officer or to the Chief Executive Officer of the Company, and shall become effective when it is received by the office of the Chief Financial Officer or the Chief Executive Officer.

18. Unfunded Plan

Insofar as it provides for Awards of cash and Common Shares, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Shares or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

19. Governing Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Ohio and construed accordingly.

20. Rights of Employees

Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continued employment with the Company or any subsidiary.

21. Status of Awards

Except to the extent specifically provided for in any other employee benefit plan of the Company, Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

22. Section 409A; Tax Matters

To the extent applicable, the Company intends that the Plan comply with Section 409A and the Plan shall be construed in a manner to comply with Section 409A. In the event that any provision of the Plan shall be found not to be in compliance with Section 409A, the Participant shall be contractually obligated to execute any and all amendments to Awards deemed necessary and required by legal counsel for the Company to achieve compliance with Section 409A. By acceptance of an Award, Participants irrevocably waive any objections they may have to the amendments required by Section 409A. Participants also agree that in no event shall any payment required to be made pursuant to the Plan that is considered “nonqualified deferred compensation” within the meaning of Section 409A be accelerated in violation of Section 409A. In the event that a Participant is a Specified Employee, payments that are deemed to be nonqualified deferred compensation shall not be distributed, or begin to be distributed, until the first day of the seventh month following such Participant’s Separation from Service. The amount of the first payment shall include the accumulated amount of the payments, if any, that would otherwise have been made during the first six months but for the fact that the Participant is a Specified Employee. Although the Company shall use its best efforts to avoid the imposition of taxation, penalties and/or interest under Section 409A, tax treatment of Awards is not warranted or guaranteed. The Company, the Board, any affiliate or, any delegate shall not be held liable for any taxes, penalties, interest or other monetary amounts owed by any Participant with respect to any Award.

The Company makes no warranties or representations to any Participant with respect to the tax consequences (including but not limited to income tax consequences) related to any Award or the issuance, transfer or disposition of Shares pursuant to an Award. Each Participant is advised to consult with his or her own attorney, accountant and/or tax advisor regarding the tax consequences of any Award. Moreover, by accepting and/or exercising any Award, a Participant irrevocably acknowledges that the Company shall have no responsibility to take or refrain from taking any actions in order to achieve any particular tax result for the Participant.

23. Effective and Termination Dates

The Plan shall become effective on the date it is first approved by shareholders by a majority of the votes cast by the holders of Common Shares at a meeting called for such purpose. The Plan shall continue in effect until (i) October 27, 2020, (ii) such earlier date established by the Board pursuant to Section 11, or (iii) such later date as may be approved in the future by the Board and the Company’s shareholders. Notwithstanding the foregoing, any Awards granted under the Plan prior to its termination shall remain outstanding in accordance with the terms of such Awards.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by Monday, October 26, 2015 (Thursday, October 22, 2015 for Retirement Savings Plan or Supplemental Defined Contribution Plan participants).

Vote by Internet • Go to www.investorvote.com/AIT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card/Instruction Card

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN  THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3 and 4.
1. To elect Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Peter A. Dorsman	☐	☐	02 - Vincent K. Petrella	☐	☐	03 - Dr. Jerry Sue Thornton	☐	☐

		For Against Abstain			For	Against	Abstain

2.	Say on Pay - To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers.	☐ ☐ ☐	3.	To approve the 2015 Long-Term Performance Plan.	☐	☐	☐

4.	To ratify the Audit Committee’s appointment of independent auditors.	☐ ☐ ☐	In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ / 2015

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CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Applied Industrial Technologies, Inc. proxy notifications in electronic form rather than in print form. While voting via the Internet, just provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail.

Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

DIRECTIONS TO MEETING

You may access directions to attend the meeting at www.investorvote.com/AIT.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy/Instruction Card — Applied Industrial Technologies, Inc.

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints Neil A. Schrimsher and Mark O. Eisele, and each of them, as proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 27, 2015, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR all nominees and FOR Proposals 2, 3 and 4.

NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN

AND/OR SUPPLEMENTAL DEFINED CONTRIBUTION PLAN

This card also constitutes voting instructions for participants in the Applied Industrial Technologies, Inc. Retirement Savings Plan and/or Supplemental Defined Contribution Plan. A participant who signs on the reverse side hereby instructs Wells Fargo Bank, N.A., Trustee, to vote all the shares of Applied’s common stock allocated to the participant’s account(s) in the plan(s) and any shares not otherwise directed under the Retirement Savings Plan, at the Annual Meeting of Shareholders. If no voting instructions are provided on a properly executed card, the shares will be voted FOR all nominees and FOR Proposals 2, 3 and 4.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE.

SEE REVERSE SIDE

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card/Instruction Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3 and 4.

1. To elect Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Peter A. Dorsman	☐	☐	02 - Vincent K. Petrella	☐	☐	03 - Dr. Jerry Sue Thornton	☐	☐	+

			For Against Abstain				For	Against	Abstain

2. Say on Pay - To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers.			☐ ☐ ☐	3. To approve the 2015 Long-Term Performance Plan.			☐	☐	☐

4. To ratify the Audit Committee’s appointment of independent auditors.			☐ ☐ ☐	In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ / 2015

¢		1 U P X	+
0257FA

CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Applied Industrial Technologies, Inc. proxy notifications in electronic form rather than in print form. While voting via the Internet, just provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail.

Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

DIRECTIONS TO MEETING

You may access directions to attend the meeting at www.investorvote.com/AIT.

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy/Instruction Card — Applied Industrial Technologies, Inc.

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints Neil A. Schrimsher and Mark O. Eisele, and each of them, as proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 27, 2015, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR all nominees and FOR Proposals 2, 3 and 4.

NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN

AND/OR SUPPLEMENTAL DEFINED CONTRIBUTION PLAN

This card also constitutes voting instructions for participants in the Applied Industrial Technologies, Inc. Retirement Savings Plan and/or Supplemental Defined Contribution Plan. A participant who signs on the reverse side hereby instructs Wells Fargo Bank, N.A., Trustee, to vote all the shares of Applied’s common stock allocated to the participant’s account(s) in the plan(s) and any shares not otherwise directed under the Retirement Savings Plan, at the Annual Meeting of Shareholders. If no voting instructions are provided on a properly executed card, the shares will be voted FOR all nominees and FOR Proposals 2, 3 and 4.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

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IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT SHAREHOLDER MEETING INFORMATION — YOUR VOTE COUNTS!	Vote by Internet • Go to www.investorvote.com/AIT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Applied Industrial Technologies, Inc. Annual Meeting of Shareholders to be Held on October 27, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/AIT.
Step 2: Click the View button(s) to access the proxy materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before October 19, 2015 to facilitate timely delivery.

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Shareholder Meeting Notice

The Applied Industrial Technologies, Inc. Annual Meeting of Shareholders will be held on October 27, 2015, at 10:00 a.m. ET, at Applied’s corporate headquarters, 1 Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio 44115.

Proposals to be voted on at the meeting, or any adjournments, are listed below along with the recommendations of the Board of Directors.

The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3 and 4.

1. To elect Directors:

          01 - Peter A. Dorsman, 02 - Vincent K. Petrella, 03 - Dr. Jerry Sue Thornton

2. Say on Pay - To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers.

3. To approve the 2015 Long-Term Performance Plan.

4. To ratify the Audit Committee’s appointment of independent auditors.

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online by Thursday, October 22, 2015, or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

You may access directions to attend the meeting at www.investorvote.com/AIT.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.

E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of current materials you will receive an e-mail with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.investorvote.com/AIT. Follow the instructions to log in and order a paper or
e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send e-mail to investorvote@computershare.com with “Proxy Materials Applied Industrial Technologies, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by October 19, 2015.

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